Exhibit 10.3

Dated as of October 16, 2009, as amended and restated as of April 21, 2017, and as further amended and restated as of April 18, 2019 and as further amended and restated as of
28 September 2026

HUNTSMAN RECEIVABLES FINANCE LLC,
as the Company

VANTICO GROUP S.À R.L.,
as Master Servicer

HUNTSMAN HOLLAND B.V.,

HUNTSMAN ADVANCED MATERIALS (EUROPE) BV,

as Local Servicers

HSBC BANK PLC,
as Administrative Agent

HSBC BANK PLC,
as Collateral Agent

and

HUNTSMAN INTERNATIONAL LLC,
as Servicer Guarantor

EUROPEAN
SERVICING AGREEMENT

TABLE OF CONTENTS

ARTICLE I DEFINITIONS         2

SECTION 1.01.         Definitions.         2

SECTION 1.02.         Interpretation         3

SECTION 1.03.         Components of documents         3

SECTION 1.04.         Document References Provision         3

SECTION 1.05.         Statutory References Provision         4

SECTION 1.06.         GAAP References Provision         4

SECTION 1.07.         Inclusion of specific examples does not limit generality; meaning of certain words         4

SECTION 1.08.         References to a day and time; computation of time period         5

SECTION 1.09.         Headings do not affect interpretation         5

SECTION 1.10.         Successors etc. of persons         5

SECTION 1.11.         Continuing         5

SECTION 1.12.         Calculations         5

SECTION 1.13.         Other provisions         6

SECTION 1.14.         Amendment and Restatement         7

ARTICLE II ADMINISTRATION AND SERVICING OF RECEIVABLES         7

SECTION 2.01.         Appointment of Master Servicer and Local Servicers; Delegation.         7

SECTION 2.02.         Servicing Procedures.         9

SECTION 2.03.         Collections.         11

SECTION 2.04.         Reconciliation of Deposits.         12

SECTION 2.05.         Servicing Compensation.         13

SECTION 2.06.         Advances by the Master Servicer.         14

ARTICLE III REPRESENTATIONS AND WARRANTIES         15

SECTION 3.01.         Representations and Warranties of the Master Servicer, Local Servicers and the Servicer Guarantor.         15

SECTION 3.02.         Additional Representations and Warranties of the Master Servicer.         19

ARTICLE IV COVENANTS OF THE MASTER SERVICER AND THE SERVICER GUARANTOR         20

SECTION 4.01.         Delivery of Periodic Reports.         20

SECTION 4.02.         Delivery of Monthly Settlement Report.         22

SECTION 4.03.         Delivery of Annual Master Servicer's Certificates.         23

SECTION 4.04.         Delivery of Independent Public Accountants' Letter Related to Annual Review of Originator Periodic Reports, Periodic Reports and Monthly Settlement Reports.         23

SECTION 4.05.         Extension, Amendment and Adjustment of Receivables; Amendment of Policies.         24

SECTION 4.06.         Protection of Lenders' Rights.         25

SECTION 4.07.         Security Interest.         25

SECTION 4.08.         Location of Records.         26

SECTION 4.09.         Inspection Rights.         26

SECTION 4.10.         Delivery of Financial Reports.         27

SECTION 4.11.         Notices.         28

SECTION 4.12.         Servicing Standard.         29

SECTION 4.13.         Delivery of Information or Documents Requested by the Company.         29

SECTION 4.14.         Maintenance of Records.         29

SECTION 4.15.         Designated Lines of Business.         29

SECTION 4.16.         Notice, Reports, Directions by Master Servicer.         29

SECTION 4.17.         Securitisation Regulation.         29

ARTICLE V OTHER MATTERS RELATING TO THE MASTER SERVICER         30

SECTION 5.01.         Merger, Consolidation, etc.         30

SECTION 5.02.         Indemnification of the Company, Liquidation Servicer and the Facility Indemnified Parties.         31

SECTION 5.03.         Master Servicer Not to Resign.         32

SECTION 5.04.         Access to Certain Documentation and Information Regarding the Receivables.         32

SECTION 5.05.         Successor Master Servicer.         32

ARTICLE VI MASTER SERVICER DEFAULTS; MASTER SERVICER TERMINATION         33

SECTION 6.01.         Master Servicer Defaults.         33

SECTION 6.02.         Administrative Agent To Act; Appointment of Successor.         37

SECTION 6.03.         Waiver of Past Defaults.         39

ARTICLE VII GUARANTY         39

SECTION 7.01.         Guaranty.         39

SECTION 7.02.         Scope of Guarantor's Liability.         39

SECTION 7.03.         The Company and the Collateral Agent's Right to Amend this Agreement.         40

SECTION 7.04.         Waiver of Certain Rights by Guarantor.         40

SECTION 7.05.         Master Servicer's Obligations to Guarantor and Guarantor's Obligations to Master Servicer Subordinated.         41

SECTION 7.06.         Guarantor to Pay Expenses.         42

SECTION 7.07.         Reinstatement.         42

ARTICLE VIII MISCELLANEOUS PROVISIONS         42

SECTION 8.01.         Amendment.         42

SECTION 8.02.         Termination.         42

SECTION 8.03.         Governing Law.         43

SECTION 8.04.         Waiver of trial by jury and submission to jurisdiction.         43

SECTION 8.05.         Notices.         44

SECTION 8.06.         Counterparts.         44

SECTION 8.07.         Third-Party Beneficiaries.         45

SECTION 8.08.         Merger and Integration.         45

SECTION 8.09.         Headings.         45

SECTION 8.10.         No Set-Off.         45

SECTION 8.11.         No Bankruptcy Petition.         45

SECTION 8.12.         Responsible Officer Certificates; No Recourse.         46

SECTION 8.13.         Consequential Damages.         46

SECTION 8.14.         Liquidation Servicer.         46

SCHEDULES

Schedule 1         Form of Annual Master Servicer's Certificate

Schedule 2         Form of Annual Agreed-Upon Procedures for Report Auditors

Schedule 3         Location of Records

Schedule 4         Form of Originator Periodic Report

This EUROPEAN SERVICING AGREEMENT, dated as of October 16, 2009, as amended and restated as of April 21, 2017, and as further amended and restated as of April 18, 2019, and as further amended and restated as of ______________ 2026 (this "Agreement"):

BETWEEN:

(a)         HUNTSMAN RECEIVABLES FINANCE LLC, a limited liability company organized under the laws of the State of Delaware (the "Company");

(b)         VANTICO GROUP S.À R.L., a private limited liability company organized under the laws of Luxembourg, with registered office at 51, Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under number B72959 as the master servicer (the "Master Servicer");

(c)         (i)         HUNTSMAN HOLLAND B.V., a limited liability company organized under the laws of the Netherlands (the "Dutch Originator");

(ii)         HUNTSMAN ADVANCED MATERIALS (EUROPE) BV, a limited liability company organized under the laws of Belgium (the "Belgian Originator");

(d)         HUNTSMAN INTERNATIONAL LLC, a limited liability company established under the laws of the State of Delaware, as Servicer Guarantor (the "Servicer Guarantor" and, from time to time "Huntsman International");

(e)         HSBC BANK PLC, in its capacity as Administrative Agent (in such capacity, the "Administrative Agent"); and

(f)         HSBC BANK PLC, not in its individual capacity, but solely as collateral agent (in such capacity, the "Collateral Agent"),

WHEREAS:

A.         Huntsman International LLC, as buyer, the Master Servicer and the Dutch Originator are parties to the Dutch Receivables Purchase Agreement dated the Signing Date relating to the sale of certain Receivables originated by the Dutch Originator.

B.         Huntsman International LLC, as buyer, the Master Servicer and the Belgian Originator are parties to the Belgian Receivables Purchase Agreement dated the Signing Date relating to the sale of certain Receivables originated by the Belgian Originator.

C.         The Company and Huntsman International LLC, as contributor, are parties to the European Contribution Agreement dated as of the Signing Date pursuant to which Huntsman International LLC (the "Contributor") agreed to contribute, from time to time certain Receivables it has purchased or may purchase from the Originators.

D.         The Company, the Master Servicer, the Collateral Agent, the Lenders named therein, the Funding Agents named therein and others are parties to a European Receivables Loan Agreement, originally dated as of the Signing Date, as amended and restated as of April 21, 2017, and as further amended and restated as of April 18, 2019, and as further amended and restated as of July 1, 2021, and as further amended and restated as of January 31, 2024, and as further amended and restated as of the Restatement 2026 Effective Date (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the "Receivables Loan Agreement").

E.         The parties hereto are parties to the European Servicing Agreement dated as of the Signing Date (as amended and restated as of April 21, 2017 and as further amended and restated as of April 18, 2019, the "Existing Servicing Agreement") pursuant to which, among other things, the Master Servicer appointed each of the Dutch Originator and the Belgian Originator a party thereto as a local servicer (in such capacity, a "Local Servicer") for certain Receivables contributed to the Company.

F.         The parties hereto have agreed to enter into this Agreement in order to amend and restate the Existing Servicing Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

    DEFINITIONS

SECTION 1.01.	Definitions.

(a)

Capitalized terms used herein shall, unless otherwise defined or referenced herein, have the meanings assigned to such terms in Schedule 3 to the Receivables Loan Agreement which Schedule 3 is incorporated by reference herein.

(b)

All terms defined or incorporated by reference in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)	In this Agreement:

"Originator Daily Report" shall mean the computer generated file to be delivered following the occurrence of a Report Trigger Event by the Originator to the Master Servicer and the Administrative Agent on each Purchase Date containing the details of invoices outstanding at the close of business on the previous Business Day substantially in the form set out in Schedule 1 (Form of Originator Periodic Report) hereto.

"Originator Periodic Report" shall mean the Originator Daily Report or the Originator Weekly Report as the case may be.

"Originator Weekly Report" shall mean the computer generated file to be delivered prior to the occurrence of a Report Trigger Event by the Originator to the Master Servicer and the Administrative Agent on each Weekly Reporting Date containing the details of invoices outstanding at the close of the penultimate Business Day of each calendar week, substantially in the form set out in Schedule 1 (Form of Originator Periodic Report) hereto.

SECTION 1.02.	Interpretation

(a)

The definitions contained herein or incorporated by reference herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(b)

In this Agreement, unless indicated otherwise, references (in any manner, including generally, specifically, by name, by capacity, by role or otherwise) to a person include any individual, firm, partnership, body corporate, unincorporated association, government, state or agency of a state, local or municipal authority or government body, trust, foundation, joint venture or association (in each case whether or not having separate legal personality).

(c)

Any reference in this Agreement to the “Liquidation Servicer” shall mean the entity appointed as Liquidation Servicer at the relevant time, if any, and at any time where no Liquidation Servicer has been appointed such references shall have no effect.

SECTION 1.03.	Components of documents

(a)

Any reference herein to a Schedule, Exhibit or Appendix to this Agreement shall be deemed to be a reference to such Schedule, Exhibit or Appendix as it may be amended, modified or from time to time to the extent that such Schedule, Exhibit or Appendix may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule, Exhibit or Appendix) in compliance with the terms of the Transaction Documents.

(b)

Section, Article, Schedule, Exhibit and Appendix references contained in this Agreement are references to Sections, Articles, Schedules, Exhibits and Appendices in or to this Agreement unless otherwise specified.

SECTION 1.04.	Document References Provision

References to this Agreement or to any other Transaction Document or any other document or agreement in this Agreement shall be deemed to be references to any such document or agreement as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.05.	Statutory References Provision

In this Agreement, unless indicated otherwise a reference to provision of the Bankruptcy Code, Code, ERISA, 1940 Act or the UCC or any other statutory provision or legislative enactment is to that provision or enactment as amended or re-enacted and includes any amendments made to that provision that are in force at that date, any statutory provision of which it is a re-enactment or consolidation and any order, instrument or regulation made or issued under it.

SECTION 1.06.	GAAP References Provision

As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or incorporated by reference herein, and accounting terms partly defined herein or incorporated by reference herein to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein or incorporated by reference herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or incorporated by reference herein shall control.

SECTION 1.07.	Inclusion of specific examples does not limit generality; meaning of certain words

In this Agreement, unless indicated otherwise:

(a)	the words "include", "includes" or "including" shall be interpreted as followed, in each case, by the phrase "without limitation".

(b)

general words introduced by the word "other" are not to be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things, and

(c)	general words are not to be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

(d)	the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)

any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

SECTION 1.08.	References to a day and time; computation of time period

(a)	In this Agreement, unless indicated otherwise, a reference to a "day" means a period of 24 hours running from midnight to midnight and a reference to a time of day is to London time.

(b)

In this Agreement, unless otherwise stated, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

SECTION 1.09.	Headings do not affect interpretation

In this Agreement headings are for convenience only and shall not affect the interpretation of this Agreement.

SECTION 1.10.	Successors etc. of persons

In this Agreement, unless indicated otherwise, a reference (in any manner, including generally, specifically, by name, by capacity, by role or otherwise) to a person shall include references to:

(a)	his permitted successors, transferees and assigns and any person deriving title under or through him, whether in security or otherwise, and

(b)

any person into which such person may be merged or consolidated, or any company resulting from any merger, conversion or consolidation or any person succeeding to substantially all of the business of that person.

SECTION 1.11.	Continuing

In this Agreement, unless indicated otherwise, references to the term "continuing", in respect of any Facility Event shall be construed as a reference to the relevant event which has not been remedied or waived.

SECTION 1.12.	Calculations

(a)

All calculations under this Agreement shall be in Euros so that for purposes of calculating or determining any Aggregate Principal Balance, any Principal Balance of Loans, the Aggregate Receivables Amount, the Target Receivables Amount, the Maximum Available Borrowing and the Percentage Factor and any term or amount incorporated into any of the foregoing definitions or calculations, amounts denominated in a currency other than Euros shall be converted on a pro forma basis into Euros at the Spot Rate as in effect on the date of the relevant calculation or determination.

(b)

Calculations relating to the Dilution Ratio, the Aged Receivables Ratio, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Carrying Cost Reserve Ratio, the Delinquency Ratio or the Required Reserves Ratio (or any calculation derived from such ratios or from which such ratios are derived) shall be determined on the basis of Historical Receivables Information in relation to an Additional Originator or Acquired Line of Business for any periods prior to the date on which the relevant Originator became an Additional Originator or the date on which the relevant Acquired Line of Business became an Approved Acquired Line of Business (as applicable).

SECTION 1.13.	Other provisions

In this Agreement, notwithstanding any of the other provisions of this Agreement or any of the Transaction Documents:

(a)

all references to the Company having an interest in Receivables or Collections shall be construed as references to the Company being the sole beneficial owner of such Receivables and Collections, subject only to the security interest granted by the Company under the terms of the Receivables Loan Agreement and any other Security Document;

(b)

all references to the Collateral Agent or the Secured Parties having any entitlement to or interest in any Receivables or Collections shall be construed as references to their having a security interest as provided for in the Receivables Loan Agreement and any other Security Document and all references to their having a right to receive Collections or to Collections being received or held for their benefit shall be construed as references to their having a right to receive amounts calculated by reference to Collections pursuant to the Receivables Loan Agreement and the other Transaction Documents and to such amounts being received or held for their benefit;

(c)

all references to the Company purchasing any interest in Receivables or Collections from the Collateral Agent including any such references contained in Section 29 of the Receivables Loan Agreement shall be construed as references to the Company discharging all or part (as appropriate) of its obligations in respect of the security granted by it in respect of such Receivables and Collections and thereby procuring a corresponding release, to the same extent, of any related security interest granted by it in respect of such Receivables and Collections;

(d)

any (i) requirement on the Company to deal or not to deal with Receivables or Collections in any particular way and any restrictions on the exercise by the Company of any of its continuing rights of beneficial ownership in respect of the Receivables and Collections and (ii) authority given by the Company to the Collateral Agent in relation to any Collection Account and any Company Concentration Account shall be taken as forming part of the security interest granted to the Collateral Agent under the Receivables Loan Agreement for the benefit of the Secured Parties and shall subsist only for so long as the Secured Obligations remain outstanding and until the same is fully discharged; and

(e)

all references to Receivables "acquired by the Company" or "contributed to the Company" shall be deemed to include Receivables contributed, sold or otherwise transferred by Huntsman International to the Company.

SECTION 1.14.	Amendment and Restatement

With effect on and as of the Restatement 2026 Effective Date, this Agreement amends and restates the Existing Servicing Agreement in its entirety, subject to the satisfaction (or waiver by the Administrative Agent, the Collateral Agent and each Funding Agent acting together) of the Restatement 2026 Conditions Precedent on or prior to the Restatement 2026 Effective Date.

ARTICLE II

    ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.01.	Appointment of Master Servicer and Local Servicers; Delegation.

(a)

The Company hereby appoints the Master Servicer to act as, and the Master Servicer hereby accepts its appointment and agrees to act as, Master Servicer in relation to the Receivables under this Agreement and the Receivables Loan Agreement. The Master Servicer shall have responsibility for the management of the servicing and receipt of Collections in respect of the Receivables originated by the Originators and owned by the Company. The Master Servicer shall have the authority to make any management decisions relating to each such Receivable to the extent such authority is granted to the Master Servicer hereunder and under this Agreement and the Receivables Loan Agreement. Unless and until the Master Servicer has been replaced as Master Servicer in accordance with the provisions hereof, the Company, the Collateral Agent, the Administrative Agent, the Funding Agent and the Lenders shall treat the Master Servicer as Master Servicer and may conclusively rely on the instructions, notices and reports of the Master Servicer for so long as the Master Servicer continues in its appointment as Master Servicer.

(b)

In addition to the appointment of each of the Local Servicers pursuant to Section 2.01(c), and without limiting the generality of Section 2.02 and subject to Section 6.02, each of the Master Servicer and any Local Servicer is hereby further authorized and empowered to delegate or assign any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables to one or more Persons who agree to conduct such duties in accordance with the Policies; provided, however, that, with respect to any such Person, the Master Servicer or such Local Servicer shall give prior written notice to the Company, the Collateral Agent, each Funding Agent and the Administrative Agent prior to any such delegation or assignment. Prior to such delegation or assignment being effective, the Master Servicer shall have received the written consent of the Company, the Collateral Agent, the Administrative Agent and the Funding Agent(s) representing more than 50% of the Principal Balance of the Loans to such delegation or assignment. No delegation or assignment of duties by the Master Servicer permitted hereunder (including any sub-delegation by a Local Servicer) shall relieve the Master Servicer of its liability and responsibility with respect to such duties.

(c)

In order to perform the obligations hereunder, the Master Servicer does hereby appoint each of the Dutch Originator and the Belgian Originator, and may from time to time appoint one or more Originators or other Affiliates as a local servicer (each entity, in such capacity, "Local Servicer") for the Receivables owned by the Company; provided that the Master Servicer may appoint an Affiliate which is not an Originator of the Receivables that are to be serviced only with the prior written consent of the Administrative Agent and the Funding Agent(s) representing more than 50% of the Principal Balance of the Loans. References to the servicing covenants, duties and obligations of the Master Servicer hereunder shall also be deemed to refer to the Local Servicers' covenants, duties and obligations; provided, however, that in the event that a Local Servicer shall resign or be removed from its position, unless an alternate Local Servicer is appointed by the Master Servicer, the Master Servicer shall itself service the Receivables previously serviced by such Local Servicer.

(d)

Each of the Local Servicers shall manage the servicing and administration of Receivables to be serviced by it, the collection of payments due under such Receivables, the preparation and submission of the Originator Periodic Reports, and the charging off of any such Receivables as uncollectible, all in accordance with the Policies and the terms of this Agreement and the Receivables Loan Agreement. To the extent any Originator or other Affiliate of the Master Servicer is appointed as a Local Servicer, such Local Servicer shall, with respect to the Receivables to be serviced by it, have all the rights and privileges provided hereunder to the Master Servicer with respect to the servicing of Receivables (subject to the limitations and conditions set forth herein).

(e)

The Company hereby appoints the Collateral Agent (in the event that the Master Servicer fails to perform any of its obligations under this Agreement) to (if it so elects) itself perform, or cause the performance of (including by way of appointment of a collection agent), such obligations; and the Collateral Agent's costs and expenses reasonably incurred in connection therewith shall be payable by the Master Servicer or, failing such payment, in accordance with Sections 17 and 18 of the Receivables Loan Agreement.

(f)	Each Local Servicer shall also provide such assistance and information necessary for the Master Servicer to comply with the requirements applicable to the Master Servicer under Section 4.17.

SECTION 2.02.	Servicing Procedures.

(a)

The Master Servicer shall have full power and authority, acting alone or through any party properly appointed or otherwise designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable, but subject to the terms of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and subject to Section 6.01, the Master Servicer and its designees are hereby authorized and empowered (i) to execute and deliver, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with the Policies and with applicable Requirements of Law, to commence enforcement proceedings with respect to Receivables and (ii) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the United States Securities and Exchange Commission, any state securities authority and any foreign securities authority on behalf of the Collateral Agent as may be necessary or advisable to comply with any Federal, state or foreign securities or reporting requirements or laws.

(b)

Without limiting the generality of the foregoing and subject to Section 6.02, the Master Servicer and its designees are hereby authorized and empowered to give written direction to the Collateral Agent or the Company with respect to transfers within and withdrawals from the Company Concentration Accounts and payments to the Huntsman Receipts Account and as otherwise specified in this Agreement and the Receivables Loan Agreement. Subject to the provisions of the Transaction Documents, prior to the occurrence of a Facility Termination Date, the Master Servicer may disburse funds from the Company Concentration Accounts in accordance with the provisions of Section 17 and 18 of the Receivables Loan Agreement. The Master Servicer agrees to hold all funds distributed by or on behalf of the Company from the Company Concentration Accounts to the Huntsman Receipts Account in trust on behalf of the Contributor and the Originators as set forth in the Receivables Purchase Agreements and the Contribution Agreement.

(c)

The Master Servicer and its designees shall, at the Master Servicer's own cost and expense and as agent for the Company, collect, and in accordance with the Policies, as and when the same becomes due, the amount owing on each Receivable. The Master Servicer and its designees shall not make any material change in its administrative, servicing and collection systems that deviates from the Policies, except as expressly permitted by the terms of this Agreement and the Receivables Loan Agreement and after giving written notice to the Collateral Agent and the Administrative Agent of any such change. In the event of default under any Receivable, the Master Servicer and its designees shall have the power and authority, on behalf of the Company, to take such action in respect of such Receivable as the Master Servicer and its designees may deem advisable. In the enforcement or collection of any Receivable, the Master Servicer and any of its designees shall be entitled, but not required, to sue thereon in (i) its own name or (ii) if, but only if, the Company consents in writing (which shall not be unreasonably withheld), as agent for the Company. In no event shall the Master Servicer or any of its designees be entitled to take any action that would make the Company, the Collateral Agent, any Funding Agent, the Administrative Agent or any Lender a party to any litigation without the express prior written consent of such Person.

(d)

Except as provided in this Agreement and the Receivables Loan Agreement, neither the Master Servicer, its designees nor the Liquidation Servicer or any Successor Master Servicer shall be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables transferred to the Company from the procedures, offices, employees and accounts used by the Master Servicer or any Local Servicer, the Liquidation Servicer or any Successor Master Servicer, as the case may be, in connection with servicing other receivables.

(e)

The Master Servicer and its designees shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Contracts relating to the Receivables and the Policies.

(f)

The Master Servicer and its designees shall not take any action to cause any Receivable not evidenced by any “instrument” or which does not constitute “chattel paper” (each as defined under the applicable UCC or other similar applicable law, statute or legislation) upon origination to become evidenced by an “instrument” or become “chattel paper” and the Master Servicer or its designee shall not take any action to cause any interest in any Receivable to be evidenced by any title documents in bearer form, except in connection with its enforcement or collection of such Receivable. If any Receivable is evidenced by an “instrument” or “chattel paper” (as defined under the applicable UCC), the Master Servicer or its designee shall either (i) deliver such instrument or title documents to the Collateral Agent as soon as reasonably practicable, but in no event more than three (3) calendar days after execution thereof or (ii) appropriately mark the Contract relating to such Receivable with words substantially to the following effect: “THIS RECEIVABLE HAS BEEN PLEDGED TO HSBC BANK PLC, AS COLLATERAL AGENT PURSUANT TO THE TERMS AND CONDITIONS OF THE EUROPEAN RECEIVABLES LOAN AGREEMENT, INITIALLY DATED AS OF OCTOBER 16, 2009, AS AMENDED, BY, AMONG OTHERS, HUNTSMAN RECEIVABLES FINANCE LLC, HUNTSMAN INTERNATIONAL LLC AND HSBC BANK PLC.”

(g)

Upon not less than five (5) Business Days' prior written notice to the Company, the Collateral Agent, the Administrative Agent and the Funding Agents, the Master Servicer or the relevant Local Servicer may transfer title to any Collection Agency Receivable to a third party collection agency for collection; provided that, at the time of such transfer, if such Collection Agency Receivable is at such time included in the determination of Aggregate Receivables Amount the included amount shall be deemed to be a Collection for all purposes under the Transaction Documents.

SECTION 2.03.	Collections.

(a)

The Master Servicer and its designees shall instruct all Obligors to make all payments in respect of the Receivables to one of the Collection Accounts. Each of the Company and the Master Servicer represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of, this Agreement and the Receivables Loan Agreement. Without limiting the generality of the foregoing, the Master Servicer shall comply with the provisions of Sections 17 and 18 of the Receivables Loan Agreement as to remittance of funds available in any Collection Account. All Collections in the Collection Accounts shall be transferred to the applicable Company Concentration Accounts by no later than 12:30 p.m. London time on the next Business Day following the day of receipt of Collections in the Collection Accounts. In the event that any payments in respect of any Receivable are made directly to the Master Servicer or any Local Servicer, the Master Servicer or such Local Servicer shall, within one (1) Business Day after receipt thereof, deliver or deposit such amounts to the appropriate currency Company Concentration Account and, prior to forwarding such amounts, the Master Servicer or such Local Servicer shall hold such payments in trust for the benefit of the Company.

(b)

The Master Servicer or the Company shall administer amounts on deposit in the Collection Accounts in accordance with the terms of this Agreement and the Receivables Loan Agreement. The Collateral Agent, as and when applicable, shall administer amounts on deposit in the Company Concentration Accounts in accordance with the terms of this Agreement and the Receivables Loan Agreement. Subject to the provisions of the Transaction Documents, prior to the occurrence of a Facility Termination Date, the Master Servicer or the Company (as applicable) may disburse funds from the Company Concentration Accounts in accordance with the provisions of Section 17 and 18 of the Receivables Loan Agreement. Each of the Company and the Master Servicer acknowledges and agrees that (i) it shall not have any right to withdraw any funds on deposit in any Collection Account or the Company Concentration Accounts except pursuant to the terms of this Agreement and the Receivables Loan Agreement and (ii) all amounts deposited in any Company Concentration Account shall, as applicable, be subject to, the terms of, and to the security interest granted by the Company or the relevant Originator under, the Security Documents), subject to the Master Servicer's rights to direct the applications and transfers of any such amounts as provided by the terms of this Agreement and the Receivables Loan Agreement.

(c)	[Reserved].

(d)

The Master Servicer hereby agrees that if the Master Servicer can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor; provided, however, that if the Master Servicer cannot attribute a Collection to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the longest period of time and ending with the Receivable that has been outstanding the shortest period of time.

(e)

The Master Servicer shall procure the Spot Rates from the page designated as "[Curncy] GP" on Bloomberg Financial Markets Commodities News or, if such rate is unavailable on such page, from the Administrative Agent in order to make the distributions from the Company Concentration Accounts set forth in Sections 17 and 18 of the Receivables Loan Agreement.

SECTION 2.04.	Reconciliation of Deposits.

If, in respect of Collections on account of a Receivable, the Company or the Master Servicer on its behalf deposits into a Collection Account, or a Company Concentration Account (a) a check or electronic payment request that is not honored for any reason or (b) an amount that is less than or more than the actual amount of such Collections, the Company or the Master Servicer on its behalf shall, in lieu of making a reconciling withdrawal or deposit (and any related bookkeeping entries), as the case may be, adjust the amount subsequently deposited into such Collection Account or Company Concentration Account to reflect such dishonored check or electronic payment re-claim or deposit mistake. Any Receivable in respect of which a dishonored check or electronic payment re-claim is received shall be deemed not to have been paid; provided, that no adjustments made pursuant to this Section 2.04 shall change any amount previously reported pursuant to Section 4.02.

SECTION 2.05.	Servicing Compensation.

(a)

Prior to the earlier to occur of (i) the Liquidation Servicer Commencement Date and (ii) the Final Payout Date, as compensation for the administration and servicing activities hereunder, the Master Servicer shall be entitled to receive on each Settlement Date in arrears, for the preceding Settlement Period, the Monthly Servicing Fee pursuant to Section 19 of the Receivables Loan Agreement. The Company and VANTICO GROUP S.à r.l. (so long as it is the Master Servicer) may from time to time agree in writing to a reduced Monthly Servicing Fee. If there is a Master Servicer Default and a Successor Master Servicer is appointed by the Collateral Agent, the servicing fee for such Successor Master Servicer shall be the fee agreed upon between the Collateral Agent and such Successor Master Servicer; provided, however, that such servicing fee shall not exceed the maximum Monthly Servicing Fee payable hereunder to the Master Servicer. The servicing fee payable to the Liquidation Servicer shall be the Liquidation Servicing Fee. The Master Servicer (acting in such capacity) shall be entitled to retain 10% of the Monthly Servicing Fee and shall pay each Local Servicer a percentage of the remaining Monthly Servicing Fee in an amount equal to the percentage obtained by dividing the aggregate Principal Amount of Receivables serviced by such Local Servicer by the Aggregate Receivables Amount. The Monthly Servicing Fee shall be payable to the Master Servicer (and by the Master Servicer to the Local Servicers) solely pursuant to the terms of, and to the extent amounts are available for payment under, Sections 17 and 18 of the Receivables Loan Agreement. The Company and the Collateral Agent shall have no liability to pay any amount of the Monthly Servicing Fee or any other fee or expense to the Local Servicers. Any servicing fees or other payments made pursuant to this Section 2.05 shall be exclusive of VAT. "VAT", as used in this Section 2.05, means VAT as defined in the Receivables Loan Agreement.

(b)

The Company hereby directs the Master Servicer to pay (from funds of the Company only) amounts due to the Liquidation Servicer, in the event it has been appointed to commence performance of its services, including the Liquidation Servicer's reasonable out-of-pocket expenses relating to the Liquidation Servicer's inspections, if any, of the Master Servicer's servicing facilities. In no event shall the Master Servicer or the Liquidation Servicer, in the event it has been appointed to commence performance of its services, be liable for any Federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Collateral Agent or the Lenders or the Liquidation Servicer except in accordance with Section 5.02. Notwithstanding anything to the contrary in this Agreement or the Receivables Loan Agreement, in the event that the Master Servicer fails to pay any amount due to the Liquidation Servicer pursuant to Section 19 of the Receivables Loan Agreement, or following the commencement and continuation (for a period greater than any applicable grace period) of an Early Amortization Period, the Liquidation Servicer shall be entitled, in addition to any other rights it may have under law and under the Receivables Loan Agreement, to receive directly such amounts owing to it under the this Agreement and the Receivables Loan Agreement from, and in the same order of priority as, the Monthly Servicing Fee before payment to the Master Servicer or Local Servicer of any portion thereof. If the Liquidation Servicer is appointed as Successor Master Servicer in accordance with this Agreement, the Liquidation Servicer, in its capacity as Successor Master Servicer, shall also be entitled to be paid the fee as specified in the agreement between the Liquidation Servicer and the Company and/or the Collateral Agent (the "Liquidation Servicer Agreement") in addition to any other compensation to which the Master Servicer is expressly entitled under the Receivables Loan Agreement. The Master Servicer shall be required to pay its own and any Local Servicer's expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee. Nothing contained herein shall be construed to limit the obligation of the Company to pay any amounts due to the Liquidation Servicer pursuant to Section 19 of the Receivables Loan Agreement. Other than as provided herein or in any other Transaction Document, the Collateral Agent may not set-off or apply funds except as permitted by Sections 17 and 18 of the Receivables Loan Agreement and the Collateral Agent hereby agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, the Monthly Servicing Fee for any amount owed to it by the Master Servicer, in its capacities the Master Servicer or otherwise, pursuant to the Transaction Documents.

SECTION 2.06.	Advances by the Master Servicer.

(a)

The Master Servicer, to the extent it determines that such Servicer Advance would be recoverable from subsequent Collections, may deposit into the applicable Company Concentration Account, in available funds, an amount equal to any projected liquidity shortfall as determined by the Master Servicer. The Master Servicer shall set forth in the applicable Periodic Report and the applicable Monthly Settlement Report the amount of all Servicer Advances made by the Master Servicer during the related reporting period.

(b)	On each Settlement Date, the Company shall reimburse the Master Servicer for the Outstanding Amount Advanced in accordance with Sections 17 and 18 (as applicable) of the Receivables Loan Agreement.

ARTICLE III

    REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Representations and Warranties of the Master Servicer, Local Servicers and the Servicer Guarantor.

As of (i) the date hereof, (ii) each Borrowing Date, (iii) each Settlement Date and (iv) each Interest Payment Date, each of the Master Servicer, each Local Servicer and the Servicer Guarantor hereby severally makes the following representations and warranties to the Company, the Administrative Agent and the Collateral Agent:

(a)

Organization; Powers. It (i) is duly organized or formed, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its formation or organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and, to the extent applicable, in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)

Authorization; No Conflict. The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and performance of the Transactions contemplated thereby (i) have been duly authorized by all requisite corporate and, if applicable and required, stockholder, member or partner action as applicable and (ii) will not (A) violate (l) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which its property is or may be bound, except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it, or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens).

(c)

Enforceability. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with such document's terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

(d)

Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (i) the filing of UCC financing statements (or other applicable similar filings) in any applicable jurisdictions necessary to perfect the Company's ownership interest in the Receivable Assets and the Collateral Agent's security interest in the Receivables Assets, and (ii) such as have been made or obtained and are in full force and effect.

(e)	Litigation; Compliance with Laws.

(i)

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it (i) in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions contemplated thereunder or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to it.

(ii)

It is not in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(iii)

It is not in default under or with respect to any Requirement of Law applicable to the collection and servicing of Receivables where such default would be reasonably likely to have a Material Adverse Effect with respect to it.

(f)	Agreements.

(i)

It is not a party to any agreement or instrument or subject to any corporate restriction in its organizational documents that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it.

(ii)

It is not in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(g)	No Master Servicer Default. No Master Servicer Default or Potential Master Servicer Default has occurred and is continuing.

(h)

Servicing Ability. There has not been since the date of this Agreement any adverse change in its ability to perform its obligations as Master Servicer under any Transaction Document to which it is a party.

(i)

Location of Records. The office at which it keeps its records concerning any Receivables either is located (i) at the address set forth in Schedule 3 of this Agreement or (ii) at another address of which the Master Servicer has notified the Company, the Administrative Agent and the Collateral Agent in accordance with the provisions of Section 4.08.

(j)

Responsibilities of each Local Servicer. Notwithstanding anything herein to the contrary, (i) each Local Servicer shall perform or cause to be performed all of its obligations under the Policies related to the Receivables serviced by it to the same extent as if such Receivables had not been sold, assigned, transferred and conveyed to the Company under the applicable Origination Agreement, (ii) the exercise by the Company of any of its rights under the applicable Origination Agreement shall not relieve any Local Servicer of its obligations with respect to such Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Local Servicer.

(k)	Anti-Terrorism Law.

(A)

Neither it nor, to the actual knowledge of a Responsible Officer, any of its Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Law"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (as amended) (the "Patriot Act").

(B)

Neither it nor, to the actual knowledge of a Responsible Officer, any of its Affiliates or brokers or other agents, acting or benefiting in any capacity in connection with its obligations hereunder is any of the following:

(i)         a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)         a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)         a person with which it is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)         a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

(v)         a person that is named as a "specially designated national and blocked person" on the most current list published by the US Treasury Department, Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

(l)

Investment Company Act. It is not an "investment company" as defined in, or subject to regulation under, the 1940 Act nor is it "controlled" by a company defined as an "investment company" or subject to regulation under the 1940 Act.

(m)

Tax Returns. It has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that any failure to file or non-payment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

(n)	Collection Procedures. It has not acted in contravention of any Policies with respect to the Receivables.

(o)	No Material Adverse Effect. Since the Effective Date, no event has occurred which has had a Material Adverse Effect with respect to it.

(p)

Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of the Servicer Guarantor and its Subsidiaries (other than projections) furnished to the Company, the Administrative Agent, any Funding Agent or any Lender have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of the Servicer Guarantor and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments. Any projections furnished by any Responsible Officer of the Servicer Guarantor to the Company, the Administrative Agent, any Funding Agent or any of the Lenders for purposes of or in connection with this Agreement shall be, at the time so furnished, based upon estimates and assumptions stated therein, all of which the Servicer Guarantor believes to be reasonable and fair in light of conditions and facts known to it at such time and reflect the good faith, reasonable and fair estimates by it of its future performance and the other information projected therein for the periods set forth therein.

(q)

Accuracy of Information. All information (other than projections) heretofore furnished by the Master Servicer or the Servicer Guarantor or any of their Responsible Officers to the Administrative Agent, any Funding Agent or any Lender for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Master Servicer or the Servicer Guarantor or any such Responsible Officer to the Administrative Agent, any Funding Agent or any Lender will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(r)	Master Servicer Tax Representations. The Master Servicer is a company resident in Luxembourg for tax purposes.

SECTION 3.02.	Additional Representations and Warranties of the Master Servicer.

As of (i) the date hereof, (ii) each Borrowing Date, (iii) each Settlement Date and (iv) each Interest Payment Date, the Master Servicer shall be deemed to represent and warrant that it has determined, in accordance with the requirements for the calculations and determinations provided for under the Transaction Documents, that the following conditions have been satisfied:

(a)

in the case of a Borrowing Date, the Company (or the Master Servicer on behalf of the Company) has delivered a Borrowing Request complying with the requirements of Section 3.1 of the Receivables Loan Agreement;

(b)	the Facility Termination Date has not occurred and no event exists, or would result from any Borrowing on such Borrowing Date, that constitutes a Termination Event or Potential Termination Event;

(c)

no portion of the proceeds of any Borrowing on such Borrowing Date will be used by the Company to pay the whole or part to make any payment which is restricted pursuant to the provisos in Sections 5.1(a) and (b) of the Receivables Loan Agreement;

(d)

all of the representations and warranties made by each of the Company, the Master Servicer and each Originator in each Transaction Document to which it is a party are true and correct in all material respects on and as of the date hereof and the date of such Borrowing Date, Settlement Date or Interest Payment Date (as applicable) as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date);

(e)	after giving effect to any Borrowing on such Borrowing Date, the Maximum Available Borrowing is not exceeded; and

(f)	after giving effect to any Borrowing on such Borrowing Date if a Loan comprising, or comprising part, of such Borrowing:

(i)	is denominated in U.S. dollars, the Maximum Available Borrowing (Dollars) is not exceeded;

(ii)	is denominated in Euro, the Maximum Available Borrowing (Euro) is not exceeded; and

(iii)	if denominated in Sterling, the Maximum Available Borrowing (Sterling) is not exceeded.

ARTICLE IV

    COVENANTS OF THE MASTER SERVICER AND THE SERVICER GUARANTOR

SECTION 4.01.	Delivery of Periodic Reports.

(a)

On each Applicable Periodic Reporting Date, each Local Servicer shall deliver to the Master Servicer, an Originator Periodic Report by 10:00 a.m. London time on such date, setting forth a description of Receivables sold to Huntsman International at any time from and including the date of the last Originator Periodic Report to but excluding such Applicable Periodic Reporting Date. Each Local Servicer hereby represents and warrants, as of the date of delivery of any Originator Periodic Report, that such Originator Periodic Report sets forth in all material respects an accurate and complete listing of all Receivables sold in the period to which such report relates and the information contained therein is true and correct in all material respects as of such date

(b)

At all times prior to the occurrence of a Report Trigger Event, on each Weekly Reporting Date, the Master Servicer or its designee shall deliver to the Collateral Agent, the Liquidation Servicer, the Administrative Agent and each Funding Agent no later than 12:30 p.m. London time on such Weekly Reporting Date, a Weekly Report setting forth each of the following amounts determined as of the close of business on the Business Day prior to such Weekly Reporting Date (the seven calendar day period to and including such Business Day, the "Reported Week"):

(i)	the amount of Collections appearing in the Company Concentration Accounts;

(ii)	the amount of Receivables acquired by the Company in aggregate during such Reported Week;

(iii)	the amount of Ineligible Receivables (if any) identified during such Reported Week;

(iv)

the amount of Servicer Advances deposited in the Company Concentration Accounts in aggregate during such Reported Week, plus the total amount of Servicer Advances outstanding and not yet repaid as of the last day of such Reported Week;

(v)

the amount of all other deposits and withdrawals from (x) the Company Concentration Account in aggregate during such Reported Week, and (y) the Payments Reserve Subaccount in aggregate during such Reported Week; and

(vi)	such other information as the Company, the Collateral Agent, the Administrative Agent or such Funding Agent may reasonably request.

The Weekly Report must be delivered in an electronic format mutually agreed upon by the Master Servicer, the Liquidation Servicer, the Collateral Agent, the Administrative Agent and the Funding Agents, or if such electronic copy is not available, by facsimile (with the electronic form of such Weekly Report to be provided as soon as it is available). By delivery of a Weekly Report, the Master Servicer shall be deemed to have made a representation and warranty that it has determined, in accordance with the requirements for calculations and determinations provided for under the Transaction Documents, that all information set forth therein is true and correct.

(c)

At all times following the occurrence of a Report Trigger Event, on each Business Day, the Master Servicer or its designee shall deliver to the Collateral Agent, the Liquidation Servicer, the Administrative Agent and each Funding Agent no later than 12:30 p.m. London time, a Daily Report setting forth, for such Business Day:

(i)

 the amount of Aggregate Collections appearing in the Company Concentration Accounts, the amount of initial Collections received on the previous Business Day (the "Reported Day") and appearing in the Collection Accounts;

(ii)	the amount of Receivables acquired by the Company;

(iii)	the amount of Ineligible Receivables (if any) identified on the Reported Day;

(iv)	the amount of Servicer Advances deposited in the Company Concentration Accounts on such day, plus the total amount of Servicer Advances outstanding and not yet repaid on such Reported Day;

(v)	the amount of all other deposits and withdrawals from (x) the Company Concentration Account, and (y) the Payments Reserve Subaccount; and

(vi)	such other information as the Company, the Collateral Agent, the Administrative Agent or such Funding Agent may reasonably request.

The Daily Report must be delivered in an electronic format mutually agreed upon by the Master Servicer, the Liquidation Servicer, the Collateral Agent, the Administrative Agent and the Funding Agents, or if such electronic copy is not available, by facsimile (with the electronic form of such Daily Report to be provided as soon as it is available). By delivery of a Daily Report, the Master Servicer shall be deemed to have made a representation and warranty that it has determined, in accordance with the requirements for calculations and determinations provided for under the Transaction Documents, that all information set forth therein is true and correct.

SECTION 4.02.	Delivery of Monthly Settlement Report.

The Master Servicer hereby covenants and agrees that it shall deliver to each Funding Agent, the Administrative Agent, the Liquidation Servicer, the Company and the Collateral Agent by 12:30 p.m. London time, on each Settlement Report Date, a certificate of a Responsible Officer of the Master Servicer substantially in the form of Schedule 14 to the Receivables Loan Agreement (a "Monthly Settlement Report") setting forth, as of the last day of the Settlement Period most recently ended and for such Settlement Period, to the best of the Master Servicer's knowledge, (a) the information described in the form of the Monthly Settlement Report including such changes as may be agreed to by the Master Servicer, the Liquidation Servicer, the Company, the Collateral Agent, the Administrative Agent and each Funding Agent (if any), (b) a list of any Obligors or Approved Obligor Countries with debt ratings that have been either reduced or withdrawn during such Settlement Period, (c) the amount of Servicer Advances made by the Master Servicer during the related Settlement Period and the Outstanding Amount Advanced as of the end of the related Settlement Period, (d) Day Sales Outstanding for the reported Settlement Period, and (e) such other information as the Collateral Agent, the Liquidation Servicer, the Administrative Agent or any Funding Agent may reasonably request. Such certificate shall include a certification by a Responsible Officer of the Master Servicer (subject to Section 8.12) that, (i) to such Responsible Officer's knowledge, the information contained therein is true and correct in all material respects and (ii) the Master Servicer has performed all of its obligations in all material respects under each Transaction Document to which it is a party throughout such preceding Settlement Period (or, if there has been a default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof). A copy of each Monthly Settlement Report may be obtained by any Lender by a request in writing to its Funding Agent. The Monthly Settlement Report must be delivered in an electronic format mutually agreed upon by the Master Servicer, the Collateral Agent, the Liquidation Servicer, the Administrative Agent and each Funding Agent, or if such electronic copy is not available, by facsimile (with the electronic form of such Monthly Settlement Report to be provided as soon as it becomes available).

SECTION 4.03.	Delivery of Annual Master Servicer's Certificates.

The Master Servicer shall deliver to the Company, the Collateral Agent, the Administrative Agent and each Funding Agent, subject to Section 8.12, a certificate of a Responsible Officer of the Master Servicer substantially in the form of Schedule 1 hereto, certifying that:

(a)

a review of its and the Company's activities during the preceding calendar year (or in the case of the first such certificate issued after the Signing Date, during the period from the Signing Date through and including the last day of the preceding calendar year), and of its performance under each Transaction Document was made under the supervision of such Responsible Officer;

(b)

to the best of such Responsible Officer's knowledge, based on such review, it and the Company have each performed their respective obligations in all material respects under each Transaction Document throughout the period covered by such certificate (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof); and

(c)	to the best of such Responsible Officer's knowledge, each Periodic Report and Monthly Settlement Report was at the time when delivered correct in all material respects.

Such certificate shall be delivered by the Master Servicer within 45 days after the end of each calendar year. A copy of each such certificate may be obtained by any Lender by a request in writing to its Funding Agent.

SECTION 4.04.	Delivery of Independent Public Accountants' Letter Related to Annual Review of Originator Periodic Reports, Periodic Reports and Monthly Settlement Reports.

(a)

The Master Servicer shall, at the expense of the Company, cause Independent Public Accountants to furnish to the Company, the Collateral Agent, the Liquidation Servicer, the Administrative Agent and each Funding Agent within 120 days following the date the Independent Public Accountants are engaged by the Administrative Agent a letter to the effect that such Independent Public Accountants have performed the agreed-upon procedures set forth in Annex A of Schedule 2 hereto relating to the review of (a) the Master Servicer's performance related to (i) the preparation of the Periodic Reports and (ii) the preparation of the Monthly Settlement Reports, and (b) the preparation of the Originator Periodic Reports prepared by the Local Servicers, during the preceding fiscal year and describing such accountants' findings with respect to such procedures.

(b)

In addition to the annual agreed-upon procedures required to be performed pursuant to paragraph (a) above, the Master Servicer shall, at the expense of the Company, cause Independent Public Accountants to perform targeted agreed-upon procedures (the "Targeted AUP") on a quarterly basis. The scope of each Targeted AUP is set forth in Annex B of Schedule 2 hereto, subject to such modifications as the Administrative Agent may reasonably determine and agree with the Master Servicer from time to time. For the avoidance of doubt, the Targeted AUP shall be in addition to, and shall not replace, limit or otherwise affect the obligations of the Master Servicer under paragraph (a) or any other reporting, audit or inspection obligation under this Agreement or any Transaction Document.

(c)

The first annual agreed-upon procedures pursuant to paragraph (a) above following the Restatement 2026 Effective Date shall be in October 2026 with the first Targeted AUP falling in January 2027 and, thereafter, on a quarterly basis in respect of each successive fiscal quarter. The Independent Public Accountants' findings letter in respect of each Targeted AUP shall be delivered to the Company, the Collateral Agent, the Liquidation Servicer, the Administrative Agent and each Funding Agent within forty five (45) days following the end of the relevant fiscal quarter (or such other period as may be agreed between the Administrative Agent and the Master Servicer).

(d)	If any annual review conducted under paragraph (a) or any Targeted AUP performed pursuant to paragraph (b) produces any of the following results (each, an "Unsatisfactory Findings"):

(i)

Cash Applications Test (paragraph 12 of Annex A or paragraph 4 of Annex B of Schedule 2): three (3) or more of the cash-receipts samples reviewed in any single month are inaccurate or contain errors, or a cumulative total of four (4) or more of the cash-receipts samples reviewed across any two (2) consecutive months are inaccurate or contain errors;

(ii)

Collection Methodology Test (paragraph 11 of Annex A or paragraph 3 of Annex B of Schedule 2): more than 5% of collections were not remitted by the relevant obligors directly to one of the lockbox accounts;

(iii)

Asset Verification and Ownership Test (paragraph 23 of Annex A or paragraph 5 of Annex B of Schedule 2): three (3) or more of the receivables reviewed in any single month are inaccurate or contain errors, or a cumulative total of four (4) or more of the receivables reviewed across any two (2) consecutive months are inaccurate or contain errors, in each case excluding any inaccuracies or clerical errors which the Administrative Agent, acting reasonably, determines to be immaterial, the Administrative Agent shall be entitled, by written notice to the Master Servicer, to require that the frequency of the annual agreed upon procedures or the Targeted AUP be increased to monthly, and the Master Servicer shall comply with any such direction. The scope of such monthly audit shall be set out in Annex C of Schedule 2 hereto. The Administrative Agent may, by further written notice to the Master Servicer, reduce the frequency of the Targeted AUP to no less than quarterly if the Administrative Agent (acting on the instructions of the Majority Lenders) is reasonably satisfied that the circumstances giving rise to the increased frequency requirement have been remedied.

(e)	The costs and expenses of the Independent Public Accountants incurred in connection with each Targeted AUP shall be borne by the Company.

SECTION 4.05.	Extension, Amendment and Adjustment of Receivables; Amendment of Policies.

(a)

The Master Servicer hereby covenants and agrees that it shall not (and shall not permit any Local Servicer to) extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify the terms of, or grant any Dilution Adjustment in respect of, any Receivable, or otherwise take any action that is intended to cause or permit a Receivable that is an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the Servicing Standard set forth in Section 4.12 and in accordance with terms of the Policies (and would have been made in the ordinary course of business), (ii) if such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) if any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectibility of the relevant Receivable, or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Contributor, the Company or any Originator, as the case may be, and the related Obligor with respect to such Receivable, provided, that in the event the Originator cancels an invoice related to a Receivable, the Originator must make an Originator Dilution Adjustment Payment in accordance with Section 2.05, 2.06 or 2.07 (or the applicable corresponding section) of the related Origination Agreement. If the Master Servicer or the applicable Originator cancels an invoice related to a Receivable, either (1) such invoice must be replaced as part of a "credit and re-bill" (as defined in the definition of Dilution Adjustment) with an invoice relating to the same transaction as the cancelled invoice of equal or greater Principal Amount within 5 Business Days after such cancellation, (2) such invoice must be replaced as part of a "credit and re-bill" (as defined in the definition of Dilution Adjustment) with an invoice relating to the same transaction as the cancelled invoice of a lesser Principal Amount within 5 Business Days after such cancellation and the Originator must make an Originator Dilution Adjustment Payment to the Company, in an amount equal to the difference between such cancelled and replacement invoices or (3) the Originator must make an Originator Dilution Adjustment Payment to the Company in an amount equal to the full value of such cancelled invoice pursuant to Section 2.05, 2.06 or 2.07 (or the applicable corresponding section) of the related Origination Agreement. Any Dilution Adjustment authorized to be made pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables and if as a result of such a reduction the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount, the Company (in addition to the obligations of the Originators under the related Receivables Purchase Agreement in respect of such Dilution Adjustment) will be required to pay into the relevant Company Concentration Account in immediately available funds, within one (1) Business Day after such determination, the Adjustment Payment.

(b)

The Master Servicer shall not change or modify the Policies in any material respect, except (i) if such change or modification is necessary under any Requirement of Law or (ii) if such change or modification would not reasonably be expected to have a Material Adverse Effect is satisfied with respect thereto. The Master Servicer shall provide prior written notice to the Company, the Collateral Agent, the Administrative Agent, each Funding Agent and the Liquidation Servicer of any change or modification of the Policies.

(c)	The Master Servicer shall perform its obligations in accordance with and comply in all material respects with the Policies.

SECTION 4.06.	Protection of Lenders' Rights.

The Master Servicer and each Local Servicer hereby agrees that it shall take no action, nor intentionally omit to take any action (provided that neither the Master Servicer or any Local Servicer shall have any obligation to make any payments on behalf of an Obligor that has defaulted under any Receivable except to the extent otherwise required pursuant to Section 5.02) that would reasonably be expected to result in a Material Adverse Effect in respect of the Receivables or any Related Property, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Policies or Section 4.05.

SECTION 4.07.	Security Interest.

The Master Servicer and each Local Servicer hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Receivable, whether now existing or hereafter created, or any interest therein, and the Master Servicer and each Local Servicer shall defend the right, title and interest of the Company and the Collateral Agent in, to and under any Receivable, whether now existing or hereafter created, against all claims of third parties claiming through the Master Servicer, any Local Servicer or the Company.

SECTION 4.08.	Location of Records.

The Master Servicer hereby covenants and agrees that it shall not move any of the offices where it keeps its records with respect to any Receivables (including any office of a Local Servicer) outside of the location specified in respect thereof on Schedule 2 to the related Origination Agreement, in any such case, without giving thirty (30) days prior written notice to the Company, the Collateral Agent, the Liquidation Servicer, the Administrative Agent and each Funding Agent.

SECTION 4.09.	Inspection Rights.

(a)

Subject to the provisions of the Receivables Loan Agreement, the Master Servicer shall (and shall cause each Local Servicer to), at any reasonable time during normal business hours on any Local Business Day and from time to time, upon reasonable prior notice and at the expense of the Company, and as often as may reasonably be requested, (i) permit the Company, the Collateral Agent, the Liquidation Servicer, the Administrative Agent and any Funding Agent or any of their respective agents or representatives, (A) to examine and make copies of and abstracts from its records, books of account and documents (including computer tapes and disks) relating to the Receivable Assets, including, without limitation, the related Contracts and the related invoices and (B) following the occurrence of a Master Servicer Default or the termination of the Master Servicer's appointment as Master Servicer to be present at its offices and properties to administer and control the Collection of the Receivables and to allow the Collateral Agent, the Liquidation Servicer or Successor Master Servicer access to documents, instruments and other records (including the documents, instruments and other records required to be transferred to a successor pursuant to Section 6.01 upon a Master Servicer Transfer), equipment and personnel that are necessary to enable the Liquidation Servicer or Successor Master Servicer, as applicable, to continue servicing operations in accordance with the terms of the Transaction Documents and (ii) permit the Company, the Collateral Agent, the Administrative Agent, any Funding Agent or any of their respective agents or representatives to visit its properties to discuss its affairs, finances and accounts relating to the Receivable Assets, the financial condition of the Master Servicer or any Local Servicer or the performance of the Master Servicer or any Local Servicer of its obligations hereunder or under any of the other Transaction Documents to which it is a party with any of its employees, officers or directors having knowledge of such matters and with its independent certified public accountants and (iii) to perform (or cause its agents or representatives to perform) a field audit in scope and substance satisfactory to the Collateral Agent, the Administrative Agent and the Funding Agents (each of the foregoing examinations and visits, a "Review"); provided, however, that, so long as no Facility Event has occurred, the Company shall only be responsible for the costs and expenses of one (1) Review in any one calendar year.

(b)

The Master Servicer shall provide the Collateral Agent and the Administrative Agent with such other information as either of them may reasonably request in connection with the fulfilment of the their respective obligations under this Agreement and the Receivables Loan Agreement.

SECTION 4.10.	Delivery of Financial Reports.

The Master Servicer shall furnish to the Company, the Collateral Agent, the Administrative Agent and each Funding Agent:

(a)	copies of the following financial reports, notices and information:

(i)

within 90 days after the end of each fiscal year, the Servicer Guarantor's consolidated balance sheet and related Reports of income, stockholders' equity and cash flows showing the consolidated financial condition of the Servicer Guarantor and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis, the figures for the previous year), all audited by Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except that qualifications relating to (i) preacquisition balance sheet accounts of Persons acquired by the Master Servicer and (ii) reports in reliance on another accounting firm shall be permitted) to the effect that such consolidated financial reports fairly present in all material respects the financial condition and results of operations of the Servicer Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii)

within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Servicer Guarantor's unaudited consolidated balance sheet and related reports of income, stockholders' equity and cash flows showing the consolidated financial condition of the Servicer Guarantor, each of the Originators and each of their consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of the Servicer Guarantor's operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Responsible Officer of the Servicer Guarantor as fairly presenting in all material respects the consolidated financial condition and results of operations of the Servicer Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

(iii)	[intentionally omitted];

(iv)

within 300 days after the end of each fiscal year audited balance sheet and related reports statements of income, stockholders' equity and cash flows showing the financial condition of each of the Originators and each of their consolidated subsidiaries;

(b)

concurrently with any delivery of financial reports under Section 4.10(a)(ii), subject to Section 8.12, a certificate of the Responsible Officer certifying such reports and stating to the best of such person's knowledge (i) no Facility Event exists, or (ii) if any Facility Event exists, stating the nature and status thereof;

(c)

promptly after the filing thereof, copies of any registration statement (other than the exhibits thereto and excluding any registration statements on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors and employees) of each Originator and the Servicer Guarantor or any of its respective Subsidiaries or Affiliates;

(d)	promptly upon the furnishings thereof to the shareholders of each Originator, copies of all financial statements, financial reports and proxy statements so furnished;

(e)

(i) not less than ten (10) days prior to the date of any material change in the Policies, a copy of the Policies then in effect, together with a description of the proposed change and (ii) within ten (10) calendar days after the date of the Master Servicer's receipt of notice of or the publication of any change in each Originator's public or private debt ratings by a Rating Agency, if any, a written certification of such Originator's public or private debt ratings by a Rating Agency after giving effect to such change; and

(f)

promptly, from time to time, such other information regarding the operations, business affairs and financial condition of each Originator, or compliance with the terms of any Transaction Document, in each case as any Funding Agent, the Administrative Agent or any Collateral Agent may reasonably request.

SECTION 4.11.	Notices.

The Master Servicer shall furnish written notice of the following events to the Company, the Collateral Agent, the Administrative Agent and each Funding Agent, promptly upon a Responsible Officer of such Person obtaining actual knowledge thereof: (i) the reduction or withdrawal of a relevant applicable rating of an Obligor, an Approved Obligor Country or an Approved Currency by a Rating Agency or (ii) the occurrence of any Facility Event.

SECTION 4.12.	Servicing Standard.

The Master Servicer hereby agrees that as Master Servicer it shall exercise the same degree of skill and care in managing the administration and servicing of the Receivables, and performing its obligations hereunder, as it would exercise if it were the beneficial owner of all such Receivables (the "Servicing Standard").

SECTION 4.13.	Delivery of Information or Documents Requested by the Company.

The Master Servicer and each Local Servicer shall promptly furnish to the Company and each other Person identified by the Company all information and documents reasonably requested by the Company that are necessary in order for the Company to fulfill its obligations under the Transaction Documents.

SECTION 4.14.	Maintenance of Records.

The Master Servicer shall obtain and maintain the original copies of all documents delivered pursuant to or in connection with the Origination Agreements, including offers and acceptances, Originator Periodic Reports, assignments, subrogation receipts or any similar instruments.

SECTION 4.15.	Designated Lines of Business.

The Master Servicer and each Local Servicer shall ensure that the Receivables originated with respect to an Excluded Designated Line of Business or Designated Line of Business are at all times identified and distinguished from all other Receivables.

SECTION 4.16.	Notice, Reports, Directions by Master Servicer.

Any information, notice or report to be delivered by, or any instructions, requests, demands, elections or directions to be given by, the Master Servicer or a Local Servicer under this Agreement is, unless otherwise indicated, being delivered or given by the Master Servicer or such Local Servicer, as applicable, on behalf of the Company in accordance with the provisions of this Agreement and the Receivables Loan Agreement.

SECTION 4.17.	EU Securitisation Regulation / UK Securitisation Framework.

No later than 12:30pm (London time) on each Settlement Report Date, the Master Servicer shall prepare and deliver on behalf of the Company to each Lender Group and the Administrative Agent (and, on request, the Security Trustee) the reports required under Section 26.5 of the Receivables Loan Agreement.

ARTICLE V

    OTHER MATTERS RELATING TO THE MASTER SERVICER

SECTION 5.01.	Merger, Consolidation, etc.

The Master Servicer shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, transfer, lease, assign or otherwise dispose of, all or substantially all of its property, business or assets other than the assignments and transfers contemplated hereby; provided that the Master Servicer may merge into or consolidate with any other Person or convey, sell or transfer its property, business or assets substantially as an entirety to another Person, if (x) the Master Servicer is the surviving entity or (y) the following conditions are satisfied:

(a)

such merger, consolidation, sale or transfer would be permitted with respect to the Master Servicer pursuant to Section 36.3 of the Receivables Loan Agreement, as such provision is applied, mutatis mutandis, to the Master Servicer rather than Huntsman International, and shall not cause a Change of Control to occur with respect to the Servicer Guarantor and (i) the Master Servicer is the surviving entity or (ii) the surviving Person (A) expressly assumes, without execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every one of its covenants and obligations hereunder and (B) no Material Adverse Effect with respect to such Person shall result from such merger, consolidation, sale, lease, transfer or disposal of assets;

(b)

subject to Section 8.12, it has delivered to the Collateral Agent a Responsible Officer's certificate and an Opinion of Counsel addressed to the Collateral Agent (i) each stating that such consolidation, merger, conveyance or transfer complies with this Section 5.01 and (ii) further stating in the Responsible Officer's certificate that all conditions precedent herein provided for relating to such transaction have been complied with; and

(c)

either (x) the corporation formed by such consolidation or into which the Master Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of the Master Servicer substantially as an entirety shall be an eligible Successor Master Servicer as determined by the Master Servicer with the consent of the Funding Agents (such consent not to be unreasonably withheld or delayed) (taking into account, in making such determination, the experience and operations of the predecessor Master Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Master Servicer shall have assumed the obligations of the Master Servicer in accordance with this Agreement.

SECTION 5.02.	Indemnification of the Company, Liquidation Servicer and the Facility Indemnified Parties.

(a)

The Master Servicer hereby agrees to indemnify and hold harmless each of the Company, the Liquidation Servicer and the Facility Indemnified Parties, and each of their affiliates, and respective directors, managing members, officers, employees and agents and each person who controls any of them or their affiliates within the meaning of the Securities Act and any successors thereto (a "Master Servicer Indemnified Person") from and against any loss, liability, claim, expense, damage, penalty, judgment, or injury suffered or sustained by such Master Servicer Indemnified Person by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, the Master Servicer's or Local Servicer's activities pursuant to this Agreement or the Receivables Loan Agreement including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Master Servicer shall not indemnify any Master Servicer Indemnified Person for any liability, cost or expense of such Master Servicer Indemnified Person (i) arising from a default by an Obligor with respect to any Receivable (except that indemnification shall be made to the extent that such default arises out of the Master Servicer's failure to perform its duties or obligations as Master Servicer under this Agreement), or (ii) to the extent that such loss, liability, claim, damage, penalty, injury, judgment, liability or expense is finally judicially determined to have resulted primarily from the gross negligence or wilful misconduct of, or wilful breach of this Agreement by, such Master Servicer Indemnified Person. The provisions of this indemnity shall run directly to, and be enforceable by, the applicable Master Servicer Indemnified Person and shall survive the termination, in whole or in part, of the Agreement and the resignation or removal, as applicable, of the Master Servicer.

(b)

In addition to clause (a) above, the Master Servicer shall indemnify and hold harmless each Master Servicer Indemnified Person from and against any loss, liability, expense, damage or injury suffered or sustained by reason of a breach by the Master Servicer or Local Servicer of any covenant contained in Sections 2.02(e), 2.02(f), 4.05, 4.06, 4.07 or 4.12 that materially adversely affects the interest of the Company, the Collateral Agent or the Secured Parties under the Transaction Documents with respect to any Receivable or the collectibility of any Receivable (a "Master Servicer Indemnification Event"), by paying such Master Servicer Indemnified Person a payment in an amount equal to the outstanding Principal Amount of such Receivable at the time of such event. Payment shall occur on or prior to the 30th Business Day after the day such Master Servicer Indemnification Event becomes known to the Master Servicer unless such Master Servicer Indemnification Event shall have been cured on or before such day.

SECTION 5.03.	Master Servicer Not to Resign.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no commercially reasonable course of action that it could take to make the performance of its duties hereunder permissible under applicable law or (b) if the Master Servicer is terminated as Master Servicer pursuant to Section 6.01 or (c) according to the provisions of Section 5.05; provided, however, that such resignation shall not in any way affect the Servicer Guarantor's obligations hereunder or under any other Transaction Document. Any such determination permitting the resignation of the Master Servicer shall be evidenced as to clause (a)(i) above by an Opinion of Counsel to such effect delivered to the Company, the Collateral Agent, the Administrative Agent and each Funding Agent. No such resignation shall become effective until the Servicer Guarantor, or in the event of a default under the Servicing Guarantee, a Successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02. The Collateral Agent, the Company, the Administrative Agent and each Funding Agent shall be notified of such resignation (or termination) by the Master Servicer.

SECTION 5.04.	Access to Certain Documentation and Information Regarding the Receivables.

The Master Servicer shall retain and hold in trust for the Company, each Originator, the Administrative Agent, each Funding Agent, and the Collateral Agent at the office of the Master Servicer all hard copies of the Originator Periodic Reports and such computer programs, books of account and other records as are reasonably necessary to enable the Collateral Agent to determine at any time the status of the Receivables and all collections and payments in respect thereof (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof).

SECTION 5.05.	Successor Master Servicer.

Subject to the conditions set forth below, the Master Servicer shall be permitted to resign and Vantico International S.à r.l. (“Vantico”) or another “Permitted Successor” shall be authorized to replace the Master Servicer hereunder. For purposes hereof, “Permitted Successor” shall mean (a) Vantico or (b) any Affiliate of Huntsman International for which the Administrative Agent shall have given its prior written consent for such Affiliate to become the Master Servicer hereunder, such consent not to be unreasonably withheld. Prior to any such resignation by the Master Servicer and replacement with a Permitted Successor, the Administrative Agent, on behalf of each Funding Agent and each Lender, shall have received acceptable legal opinions and an officer’s certificate, substantially similar to those delivered as of the date of execution of this Agreement.

ARTICLE VI

    MASTER SERVICER DEFAULTS; MASTER SERVICER TERMINATION

SECTION 6.01.	Master Servicer Defaults.

(a)	Each of the following events shall constitute a "Master Servicer Default":

(i)

failure by the Master Servicer to deliver (a) within one (1) Business Day after the date when due, any Periodic Report or, (b) within three (3) Business Days after the date when due, any Monthly Settlement Report, in each case conforming in all material respects to the requirement of Section 4.01 or 4.02; provided, however, that a delay in or failure of performance referred to under clause (a) or (b) above for a period of five (5) Business Days after the applicable grace period shall not constitute a Master Servicer Default, if such delay or failure could not have been prevented by the exercise of commercially reasonable diligence by the Master Servicer and such delay or failure was caused by a Force Majeure Event with respect to the Master Servicer;

(ii)

failure by the Master Servicer or any Local Servicer to pay any amount required to be paid by it under this Agreement or the Receivables Loan Agreement (which, with respect to such Local Servicer, has not been paid by the Master Servicer by way of a Servicer Advance) or to give any direction with respect to the allocation or transfer of funds under this Agreement or the Receivables Loan Agreement, on the date such payment is due or such allocation or transfer is required to be made;

(iii)

failure on the part of the Master Servicer, any Local Servicer or the Servicer Guarantor duly to observe or to perform in any material respect (provided, that the materiality threshold in this clause (iii) shall not be applicable with respect to any covenant or agreement which itself contains a materiality threshold) any other of their respective covenants or agreements set forth in this Agreement or the Receivables Loan Agreement if such failure continues unremedied until five (5) Business Days after the earlier of (A) the date on which a Responsible Officer of the Master Servicer has knowledge of such failure and (B) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Master Servicer by the Company, any Funding Agent, the Administrative Agent or the Collateral Agent, or (2) to the Company, the Collateral Agent and to the Master Servicer by any Funding Agent or the Administrative Agent; provided that if such failure may be cured (as reasonably determined by the Administrative Agent acting at the direction of the Funding Agents) and the Master Servicer or the Servicer Guarantor is diligently pursuing such cure (as reasonably determined by the Administrative Agent acting at the direction of the Funding Agents), such event shall not constitute a Master Servicer Default for an additional five (5) calendar days; and provided, further, that no Master Servicer Default shall be deemed to occur under this subsection with respect to a failure on the part of the Master Servicer if the Master Servicer shall have complied with the provisions of Section 5.02(b) with respect thereto;

(iv)

any representation, warranty or certification made by the Master Servicer, any Local Servicer or Servicer Guarantor in this Agreement or the Receivables Loan Agreement or in any certificate delivered pursuant thereto shall prove to have been incorrect in any material respect (provided, that the materiality threshold in this clause (iv) shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold) when made or deemed made and which continues unremedied until five (5) Business Days after the earlier of (A) the date on which a Responsible Officer of the Master Servicer has knowledge of such failure and (B) the date on which written notice thereof, requiring the same to be remedied, shall have been given (1) to the Master Servicer by the Company or the Collateral Agent, or (2) to the Company, to the Collateral Agent and to the Master Servicer by any Funding Agent or the Administrative Agent; provided, that if such incorrectness may be cured (as reasonably determined by the Administrative Agent acting at the direction of the Funding Agents) and the Master Servicer is diligently pursuing such cure (as reasonably determined by the Administrative Agent acting at the direction of the Funding Agents), such event shall not constitute a Master Servicer Default for an additional five (5) calendar days;

(v)	an Insolvency Event shall have occurred with respect to the Master Servicer or the Servicer Guarantor;

(vi)	there shall have occurred and be continuing a Program Termination Event under any Origination Agreement;

(vii)

this Agreement or the Receivables Loan Agreement shall cease, for any reason, to be in full force and effect, or the Company, the Master Servicer, any Local Servicer or any Affiliate of any of the foregoing, shall so assert in writing;

(viii)

any action, suit, investigation or proceeding at law or in equity (including injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company, the Master Servicer or any Local Servicer or any properties, revenues or rights of any thereof which could reasonably be expected to have a Material Adverse Effect on the Secured Parties; or

(ix)

(A) the Servicer Guarantor or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any of its outstanding Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (B) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity; provided, however, that no Master Servicer Default shall be deemed to occur under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000,000.

(b)

So long as any Master Servicer Default shall not have been remedied (or waived in accordance with the terms of the Transaction Documents), the Administrative Agent may, and at the written direction of the Funding Agent(s) representing more than 50% of the Principal Balance of the Loans, the Administrative Agent shall, by notice then given in writing to the Master Servicer (a "Termination Notice"), terminate all or any part of the rights and obligations of the Master Servicer and each Local Servicer hereunder and under the Receivables Loan Agreement and this Agreement (other than rights and obligations of the Master Servicer under this Agreement and the Receivables Loan Agreement existing prior to a Master Servicer Default); provided that so long as an Affiliate of the Company is the Master Servicer, unless otherwise designated in writing by the Company to the Collateral Agent, any act or omission of the Master Servicer shall not constitute a Master Servicer Default hereunder if and to the extent that such act or omission results only in a failure to transfer to the Huntsman Receipts Account (or otherwise to pay to Huntsman International) any amount which should have been so transferred (or paid). After receipt by the Master Servicer of a Termination Notice or delivery by the Master Servicer of a Resignation Notice, on the date that the Liquidation Servicer or the Successor Master Servicer, as applicable, shall have been notified by the Administrative Agent of the commencement of its services to be provided pursuant to Section 6.02, all authority and power of the Master Servicer and each Local Servicer under this Agreement and the Receivables Loan Agreement to the extent specified in such Termination Notice shall pass to and be vested in the Liquidation Servicer (a "Service Transfer") or the designated Successor Master Servicer, as applicable, and each of the Administrative Agent and the Collateral Agent is hereby directed, authorized and empowered (upon the failure of the Master Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the refusal of the Master Servicer to execute or to deliver such documents or instruments, and to do and to accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer and neither the Administrative Agent nor the Collateral Agent shall incur any liability in connection with effecting such Service Transfer. The Master Servicer and each Local Servicer agrees to cooperate with the Company, the Collateral Agent, the Administrative Agent or the Liquidation Servicer or the Successor Master Servicer, as applicable, in effecting the termination of the responsibilities and rights of the Master Servicer and each Local Servicer to conduct their duties hereunder, including the transfer to the Liquidation Servicer or the Successor Master Servicer, as applicable, of all authority of the Master Servicer and each Local Servicer to service the Receivables, provided for under this Agreement and the Receivables Loan Agreement (including all authority over all Collections that shall on the date of transfer be held by the Master Servicer for deposit, or that have been deposited by the Master Servicer, in any Collection Account or Company Concentration Account or that shall thereafter be received with respect to the Receivables), and in assisting the Liquidation Servicer or the Successor Master Servicer, as the case may be.

(c)

Upon a Service Transfer, the terminated Master Servicer and each Local Servicer shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses (to the extent transferable), rights, copies of all relevant computer programs and any necessary licenses (to the extent transferable) for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or record Receivables and (ii) are otherwise necessary to enable the Liquidation Servicer or the Successor Master Servicer, as the case may be, to coordinate servicing of all such Receivables and to prepare and deliver Periodic Reports and Monthly Settlement Reports, (iii) are otherwise necessary to immediately enable the Liquidation Servicer or the Successor Master Servicer, as the case may be, to effect the Collection of such Receivables, with or without the participation of an Originator or the Master Servicer and (y) deliver to the extent permitted by law or license (to the extent transferable) the use of all of the foregoing documents, instruments and other records to such Liquidation Servicer or the Successor Master Servicer, as the case may be, at a place designated by the Liquidation Servicer or the Successor Master Servicer, as the case may be; provided, however, that the Master Servicer shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Liquidation Servicer or the Successor Master Servicer, as the case may be; provided, further, that the Master Servicer shall remain obliged to make such electronic records, software or licenses (or copies thereof) available to the Liquidation Servicer and/or the Successor Master Servicer to the extent permitted by law or license (to the extent transferable). In recognition of the terminated Master Servicer's need to have access to any such documents, instruments and other records that may be transferred to the Liquidation Servicer or the Successor Master Servicer, as the case may be, hereunder, whether as a result of its continuing responsibility as a servicer of accounts receivable that are not the subject of a security interest or otherwise, the Liquidation Servicer or the Successor Master Servicer, as the case may be, shall provide to such terminated Master Servicer reasonable access to such documents, instruments and other records transferred by such terminated Master Servicer to it in connection with any activity arising in the ordinary course of the terminated Master Servicer's business; provided that the terminated Master Servicer shall not disrupt or otherwise interfere with the Liquidation Servicer's or the Successor Master Servicer's, as the case may be, use of and access to such documents, instruments and other records. To the extent that compliance with this Section 6.01 shall require the terminated Master Servicer to disclose to such Successor Master Servicer information of any kind that the terminated Master Servicer reasonably deems to be confidential, the Liquidation Servicer or the Successor Master Servicer, as the case may be, shall be required to enter into such customary licensing and confidentiality agreements as the terminated Master Servicer shall reasonably deem necessary to protect its interests.

(d)

All costs and expenses incurred by the terminated Master Servicer, a Local Servicer, the Successor Servicer, the Liquidation Servicer, the Administrative Agent or the Collateral Agent in connection with any Service Transfer shall be for the account of the terminated Master Servicer and to the extent any costs or expenses incurred by any such Person other than the Master Servicer are not so paid, such Person shall be entitled to be paid such items from amounts allocated to the payment of such costs and expenses under Sections 17 and 18 of the Receivables Loan Agreement.

SECTION 6.02.	Administrative Agent To Act; Appointment of Successor.

(a)

Upon (i) in the case of a termination of the Master Servicer, the receipt by the Master Servicer of a Termination Notice pursuant to Section 6.01 or (ii) in the case of a resignation of the Master Servicer, notification by the Master Servicer to the Collateral Agent, the Company, the Administrative Agent and each Funding Agent in writing of its resignation pursuant to Section 5.03 (the "Resignation Notice"), the Master Servicer shall continue to perform all servicing functions under this Agreement and the Receivables Loan Agreement until (1) in the case of a termination of the Master Servicer, the earlier of (A) the date on which the Liquidation Servicer is appointed in accordance with Section 6.02(b) and (B) the date occurring five (5) Business Days after delivery of the Termination Notice by the Administrative Agent to the Master Servicer or, (2) in the case of a resignation of the Master Servicer, the date on which a Successor Master Servicer accepts its appointment hereunder. In the case of a resignation or termination of the Master Servicer, the Administrative Agent shall endeavor to promptly appoint an eligible Successor Master Servicer subject to the consent of each Funding Agent (the "Successor Master Servicer") and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent.

(b)

In the case of a resignation of the Master Servicer, in the event that a Successor Master Servicer has not been appointed or has not accepted its appointment within 60 days after the delivery of a Resignation Notice and in the case of the termination of the Master Servicer, the Administrative Agent, without further action, shall in each case notify the Liquidation Servicer (in the case of a termination, concurrent with giving the Termination Notice) to activate the commencement of servicing by the Liquidation Servicer and to establish the Liquidation Servicer Commencement Date. The Liquidation Servicer's duties and services (both before and after the Liquidation Servicer Commencement Date) shall be as provided in the Liquidation Servicer Agreement. Notwithstanding any other provision to the contrary in this Agreement or any other Transaction Document, the Liquidation Servicer’s obligations, responsibilities and liability will be solely as specified and subject to the terms set out in the Liquidation Servicer Agreement.

(c)

Upon its appointment, the Successor Master Servicer shall be the successor in all respects to the Master Servicer and each Local Servicer with respect to servicing functions under this Agreement and the Receivables Loan Agreement (with such changes as are agreed to between such Successor Master Servicer and the Administrative Agent (with the consent of the Funding Agent(s) representing Lenders holding more than 50% of the Principal Balance of the Loans) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, and all references in this Agreement and the Receivables Loan Agreement to the Master Servicer shall be deemed to refer to such Successor Master Servicer. The Successor Master Servicer shall not be liable for, and the replaced Master Servicer shall indemnify the Successor Master Servicer against costs incurred by the Successor Master Servicer as a result of, any acts or omissions of such replaced Master Servicer or any events or occurrences occurring prior to the Successor Master Servicer's acceptance of its appointment as successor to the Master Servicer. Any Successor Master Servicer shall manage the servicing and administration of the Receivables in accordance with the Policies and the terms of this Agreement and the Receivables Loan Agreement.

(d)

The Company, the Administrative Agent and the Collateral Agent hereby agree that the Successor Master Servicer shall receive the Monthly Servicing Fee as its servicing compensation and that none of the Administrative Agent, the Collateral Agent, any Funding Agent or any Lender shall be liable for any Monthly Servicing Fee differential arising as a result of engaging a Successor Master Servicer.

SECTION 6.03.	Waiver of Past Defaults.

Any continuing default by the Master Servicer or the Company in the performance of its respective obligations hereunder and its consequences may be waived with the consent of the Funding Agent(s) representing Lenders holding more than 66⅔ % of the Principal Balance of the Loans, except a default in the failure to make any required deposits or payments in respect of any Loan, which shall require a waiver by Funding Agents of all of the affected Lenders. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Receivables Loan Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

    GUARANTY

SECTION 7.01.	Guaranty.

In order to induce the Company, the Administrative Agent and the Collateral Agent to execute and deliver this Agreement, and in consideration thereof, the Servicer Guarantor hereby (i) unconditionally and irrevocably guarantees to the Company, the Administrative Agent and the Collateral Agent the obligations of the Master Servicer and each Local Servicer to perform all of the terms, conditions, covenants and agreements to be made by the Master Servicer and each Local Servicer under this Agreement, the Receivables Loan Agreement or the Origination Agreements, (ii) agrees to cause the Master Servicer and each Local Servicer to perform and observe duly and punctually all of the foregoing, and (iii) agrees that, if for any reason whatsoever the Master Servicer and any Local Servicer fails to so perform and observe such terms, conditions, covenants and agreements, the Servicer Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Servicer Guarantor under the guaranty contained in this Article VII (this "Guaranty") will be absolute and unconditional under all circumstances. Notwithstanding anything to the contrary contained herein, the Company, the Administrative Agent and the Collateral Agent acknowledge and agree that this Guaranty shall be a guaranty of performance and not of payment.

SECTION 7.02.	Scope of Guarantor's Liability.

The Guaranteed Obligations are independent of the obligations of the Master Servicer, any other guarantor or any other Person, and the Company, the Administrative Agent and the Collateral Agent may enforce any of their rights hereunder independently of any other right or remedy that the Company, the Administrative Agent and the Collateral Agent may at any time hold with respect to the Guaranteed Obligations or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Company, the Administrative Agent and the Collateral Agent may bring a separate action against the Servicer Guarantor without first proceeding against the Master Servicer or any Local Servicer, any other guarantor or any other Person, and regardless of whether the Master Servicer or any other guarantor or any other Person is joined in any such action. The Servicer Guarantor's liability hereunder shall at all times remain effective with respect to Guaranteed Obligations and the obligations of the Master Servicer and each Local Servicer under the Receivables Loan Agreement, notwithstanding any limitations on the liability of any Master Servicer or any Local Servicer to the Company, the Administrative Agent and the Collateral Agent or any Secured Party contained in any of the Transaction Documents or elsewhere. The rights of the Company, the Administrative Agent and the Collateral Agent hereunder shall not be exhausted by any action taken by any of them until all Guaranteed Obligations have been fully performed.

SECTION 7.03.	The Company and the Collateral Agent's Right to Amend this Agreement.

The Servicer Guarantor authorizes the Company, the Funding Agents, the Administrative Agent, the Lenders and the Collateral Agent, at any time and from time to time without notice, without affecting the liability of the Servicer Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations; (b) waive, release, terminate, abandon, subordinate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefore; (c) release the Master Servicer, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (d) assign its rights under this Guaranty in whole or in part.

SECTION 7.04.	Waiver of Certain Rights by Guarantor.

The Servicer Guarantor hereby waives each of the following to the fullest extent allowed by law:

(a)	any defense based upon:

(i)

any act or omission of the Company, the Administrative Agent and the Collateral Agent or any other Person that directly or indirectly results in the discharge or release of any of the Master Servicer or any other Person or any of the Guaranteed Obligations or any security therefor; or

(ii)

any disability or any other defense of the Master Servicer with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)

any right (whether now or hereafter existing) to require the Company, the Administrative Agent and the Collateral Agent, as a condition to the enforcement of this Guaranty, to proceed against the Master Servicer;

(c)	presentment, demand, protest and notice of any kind, including notices of default and notice of acceptance of this Guaranty; and

(d)	all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Servicer Guarantor hereunder in respect of the Guaranteed Obligations.

SECTION 7.05.	Master Servicer's Obligations to Guarantor and Guarantor's Obligations to Master Servicer Subordinated.

Until all of the Guaranteed Obligations have been performed, the Servicer Guarantor agrees that all existing and future payment obligations (whether arising by subrogation or otherwise) of the Master Servicer or Local Servicer to the Servicer Guarantor or the Servicer Guarantor to the Master Servicer or Local Servicer shall be and hereby are expressly subordinated to the full performance of the Guaranteed Obligations, on the terms set forth in clauses (a) through (d) below, and the performance or payment of any such obligation of the Master Servicer or any Local Servicer to the Servicer Guarantor is expressly deferred in right to the full performance of the Guaranteed Obligations.

(a)

The Servicer Guarantor authorizes and directs the Master Servicer and each Local Servicer and each of the Company, the Administrative Agent and the Collateral Agent authorizes and directs the Servicer Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

(b)

No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Servicer Guarantor, the Company, the Administrative Agent and the Collateral Agent or any other Person or by any non-compliance by the Servicer Guarantor, the Collateral Agent, the Company, the Administrative Agent or any other Person with the terms, provisions and covenants hereof or of the Transaction Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

(c)

Nothing express or implied herein shall give any Person other than the Master Servicer, the Company, the Collateral Agent, the Administrative Agent and the Servicer Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

(d)

If the Servicer Guarantor shall institute or participate in any suit, action or proceeding against the Company, the Administrative Agent or the Collateral Agent or the Company, the Administrative Agent or the Collateral Agent shall institute or participate in any suit, action or proceeding against the Servicer Guarantor, in violation of the terms hereof, the Company, the Administrative Agent or the Collateral Agent or the Servicer Guarantor, as the case may be may interpose as a defense or dilatory plea this subordination, either the Company, the Administrative Agent or the Collateral Agent are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of the Company, the Administrative Agent or the Collateral Agent, or the Servicer Guarantor, as the case may be.

SECTION 7.06.	Guarantor to Pay Expenses.

The Servicer Guarantor agrees to pay to the Company, the Administrative Agent and the Collateral Agent, on demand, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Company, the Administrative Agent and the Collateral Agent in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Company, the Administrative Agent and the Collateral Agent, such amounts shall bear interest, commencing with the Company, the Administrative Agent and the Collateral Agent's demand therefor, for each Settlement Period during the period from the date of such demand until paid, at a rate equal to One-Month SOFR plus 1.00% (calculated on the basis of a 360-day year).

SECTION 7.07.	Reinstatement.

This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of the Company, the Administrative Agent and the Collateral Agent shall continue, if at any time performance of the Guaranteed Obligations is discontinued by the Servicer Guarantor upon an event of bankruptcy, dissolution, liquidation or reorganization of the Company, the Collateral Agent, the Servicer Guarantor, any other guarantor, the Administrative Agent or any other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for the foregoing, or any substantial part of their respective property, or they become otherwise insolvent.

ARTICLE VIII

    MISCELLANEOUS PROVISIONS

SECTION 8.01.	Amendment.

This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is in writing by the parties hereto and otherwise implemented in accordance with the provisions of Section 36.14 of the Receivables Loan Agreement.

SECTION 8.02.	Termination.

(a)

The respective obligations and responsibilities of the parties hereto shall terminate on the Final Payout Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

(b)

All authority and power granted to the Master Servicer and each Local Servicer under this Agreement and the Receivables Loan Agreement shall automatically cease and terminate on the Final Payout Date, and shall pass to and be vested in the Company (or its assignee) and the Company (or its assignee) is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer and each Local Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of rights from and after the Final Payout Date. The Master Servicer and each Local Servicer shall cooperate with the Company (or its assignee) in effecting the termination of its responsibilities and rights to conduct servicing of the Receivables on their respective behalf. The Master Servicer and each Local Servicer shall transfer all of its records relating to the Receivables to the Company (or its assignee) in such form as the Company (or its assignee) may reasonably request and shall transfer all other records, correspondence and documents to the Company (or its assignee) in the manner and at such times as the Company (or its assignee) will reasonably request. To the extent that compliance with this Section 8.02(b) shall require the Master Servicer or any Local Servicer to disclose to the Company information of any kind that the Master Servicer or any Local Servicer deems to be confidential, the Company will be required to enter into such customary licensing and confidentiality agreements as the Master Servicer shall reasonably deem necessary to protect its interests.

SECTION 8.03.	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8.04.	Waiver of trial by jury and submission to jurisdiction.

(a)

THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PLACEMENT AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(b)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(c)	THE PROVISIONS OF THIS SECTION 8.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, IN WHOLE OR IN PART, AND THE REPAYMENT OF THE LOANS.

SECTION 8.05.	Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by email) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, (ii) upon the earlier of actual receipt or physical delivery attempt, if deposited in the mail, postage prepaid or sent by recognized courier service, or, (iii) in the case of email, when received, in each case, addressed in accordance with Section 36.16 of the Receivables Loan Agreement or the Applicable Notice Provision of the related Origination Agreement, or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.

SECTION 8.06.	Counterparts.

This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when signed by each of the parties hereto other than the Liquidation Servicer, who shall accede and become a party to this Agreement in accordance with Section 8.14(a).

SECTION 8.07.	Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Lenders, the Funding Agents and their respective successors and permitted assigns. Except as provided in this Article VIII, no other person shall have any right or obligation hereunder.

SECTION 8.08.	Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 8.09.	Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 8.10.	No Set-Off.

Except as expressly provided in this Agreement, each of the Master Servicer and the Servicer Guarantor agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in any Collection Account or Company Concentration Account for any amount owed to it by the Company, the Collateral Agent, any Funding Agent, the Administrative Agent or any Lender.

SECTION 8.11.	No Bankruptcy Petition.

(a)

The Servicer Guarantor hereby covenants and agrees that solely in its capacity as a creditor of the Company it shall not institute against, or join any other Person in instituting against the Company any involuntary bankruptcy, reorganization, arrangement, examinership, insolvency or liquidation proceedings, or other proceedings under any Applicable Insolvency Laws.

(b)

The Master Servicer hereby covenants and agrees that solely in its capacity as a creditor of the Company it shall not institute against, or join any other Person in instituting against the Company any bankruptcy, reorganization, arrangement, examinership, insolvency or liquidation proceedings, or other proceedings under any Applicable Insolvency Laws.

(c)

Notwithstanding anything elsewhere herein, the sole remedy of the Collateral Agent, the Administrative Agent, the Lenders, the Master Servicer, any Local Servicer, and the Servicer Guarantor or of any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Agreement shall be against the assets of the Company, subject to the payment priorities contained in the Receivables Loan Agreement. Neither the Collateral Agent, the Administrative Agent, the Lenders, the Master Servicer, any Local Servicer, the Servicer Guarantor, nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet any such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as "shortfall") and all claims in respect of the shortfall shall be extinguished.

SECTION 8.12.	Responsible Officer Certificates; No Recourse.

Any certificate executed and delivered by a Responsible Officer of the Master Servicer or the Servicer Guarantor, as the case may be pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Master Servicer or the Servicer Guarantor, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, employee or shareholder, as such, of the Master Servicer, the Servicer Guarantor or the Company shall not have liability for any obligation of the Master Servicer, the Servicer Guarantor or the Company (as the case may be) hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or wilful misconduct of such director, officer, employee or shareholder.

SECTION 8.13.	Consequential Damages.

In no event shall the Master Servicer, any Local Servicer, the Administrative Agent, the Collateral Agent, any Funding Agent or any Lender be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.14.	Liquidation Servicer.

(a)

The Liquidation Servicer shall become a party to this Agreement in accordance with Section 1.16 of the Receivables Loan Agreement, which section shall apply to the Agreement, mutatis mutandis, as is set out in full in this Agreement.

(b)

The Liquidation Servicer is a party to this Agreement solely to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in its favor hereunder (as expressly provided in Section 2.02, Section 2.05(b), Article IV Section 5.02 and Article VI) and shall assume no obligation or incur any liability to any other party hereto except to the Company (subject to the terms of the contract agreed between the Company and the Liquidation Servicer) for the performance of its obligations in accordance with the Liquidation Servicer Agreement.

(c)	In the event of any conflict between the provisions of this Agreement and the Liquidation Servicer Agreement, the provisions of the Liquidation Servicer Agreement shall prevail.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE LLC,
as Company

By:         /s/ Claire Mei

Name: Claire Mei
Title: Vice President and Treasurer

VANTICO GROUP S.À R.L.,
as Master Servicer

By:         /s/ Claire Mei

Name: Claire Mei
Title: Authorized Signatory

HUNTSMAN HOLLAND B.V.

By:         /s/ Claire Mei

Name: Claire Mei
Title: Authorized Signatory

HUNTSMAN ADVANCED MATERIALS (EUROPE) BV

By:         /s/ Claire Mei

Name: Claire Mei
Title: Authorized Signatory

HSBC BANK PLC,
as Administrative Agent

By:         /s/ Rebecca Andrew

Name: Rebecca Andrew
Title: Managing Director

HSBC BANK PLC,
not in its individual capacity but solely as Collateral Agent

By:         /s/ Rebecca Andrew

Name: Rebecca Andrew
Title: Managing Director

HUNTSMAN INTERNATIONAL LLC,
as Servicer Guarantor

By:         /s/ Claire Mei

Name: Claire Mei
Title: Vice President and Treasurer

SCHEDULE 1 to the
European Servicing Agreement

Form of Annual Master Servicer's Certificate

(As required to be delivered within 45 days after the end of each calendar year of the Master Servicer pursuant to Section 4.03 of the Servicing Agreement referred to below)

HUNTSMAN

The undersigned, a duly authorized representative of VANTICO GROUP S.à r.l., a private limited liability company organized under the laws of Luxembourg, with registered office at 51, Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under number B72959 , as Master Servicer, and Huntsman International LLC, as Servicer Guarantor, pursuant to (a) the European Receivables Loan Agreement, originally dated as of October 16, 2009, as amended and restated as of April 21, 2017, and as further amended and restated as of April 18, 2019, and as further amended and restated as of July 1, 2021, and as further amended and restated as of January 31, 2024, and as further amended and restated as of the Restatement 2026 Effective Date (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the "Receivables Loan Agreement"), by and among Huntsman Receivables Finance LLC (the "Company"), VANTICO GROUP S.à r.l., as Master Servicer, the Lenders named therein, the Funding Agents named therein, HSBC Bank PLC as the Administrative Agent (the "Administrative Agent") and HSBC Bank PLC, as Collateral Agent (the "Collateral Agent") and (b) the European Servicing Agreement, originally dated as of October 16, 2009, as amended and restated as of April 21, 2017, and as further amended and restated as of April 18, 2019 and as further amended and restated as of the Restatement 2026 Effective Date by and among the Company, the Master Servicer, the Local Servicers (as specified therein), the Servicer Guarantor, the Administrative Agent and the Collateral Agent (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Servicing Agreement"); the Receivables Loan Agreement and the Servicing Agreement, collectively, the "Agreements"), does hereby certify that:

1.         VANTICO GROUP S.à r.l. is, as of the date hereof, the Master Servicer under the Agreements.

2.         The undersigned is duly authorized pursuant to the Agreements to execute and deliver this Certificate to the Collateral Agent, the Administrative Agent and the Funding Agents.

3.         A review of the activities of the Master Servicer and the Company during the calendar year ended [______________], and of their respective performance under each Transaction Document was conducted under my supervision.

4.         Based on such review, to my knowledge, the Master Servicer and the Company have performed in all material respects all their respective obligations under each Transaction Document and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.         The following is a description of all material defaults in the performance of the Master Servicer and the Company under the provisions of the Transaction Documents known to us to have been made during the calendar year ended [______________], which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Master Servicer and/or the Company, if any, to remedy each such default and (iii) the current status of each default:

[If applicable, insert "None."]

6.         The following is a description of each material inaccuracy known to us to exist in any Periodic Report and/or Monthly Settlement Report during the calendar year ended [______________].

Capitalized terms used in this certificate have the meanings ascribed to them in the Receivables Loan Agreement.

IN WITNESS WHEREOF the undersigned has duly executed this Certificate this ___ day of ____________, 20__.

By:
Name:
Title:

SCHEDULE 2 to the
European Servicing Agreement

Annex A - Form of Annual Agreed-Upon Procedures for Auditing the
Originator Periodic Report, Periodic Report and
Monthly Settlement Report

1.	Prior Audit Findings

●

Determine if observations and/or limitations identified during the prior review have been resolved. Consultant with Bank Management regarding any specific observations and/or limitations to be addressed, should such items not be plainly stated in the Observations / Findings Summary of the Prior Consulting Report. Obtain support to confirm the resolution status of each observation. If previously noted limitations remain during the current procedures, obtain from Management a detailed explanation regarding the limitation or the applicability of the request.

2.	Monthly Report – Consolidated / Consolidating

●	Verify the accuracy of the monthly report for [Date] and [Date].

•	Verify and detail how receivables are identified in system / general ledger so it is clear there is no double counting

•	Determine whether the rollforward, aging, and eligible receivables are accurately stated by tracing line items for the various originators to the consolidating schedule.

•	Recalculate the consolidated ratios in accordance with the definitions in the RPA.

•

Obtain supporting documentation for determining the obligor concentrations. Ascertain that the concentration information was accurately included in the consolidating and consolidated concentration information.

•	Prepare a chart of the line items analyzed and a comparison of the Company prepared figures to those you recompute. Briefly describe the nature of the supporting documentation for each line item.

●	Complete the following summary level chart (rounded to thousands) and include it on the first or second page of your report:

As of [Date] month-end	Per Monthly Report	Per Analysis	Difference
Eligible Receivables	$X	$X	$X
Less: Excess Concentrations	X	X	$ X
NRB	$X	$X	$X
Less: Reserves	X	X	$X
Available Funding Amount	$X	$X	$X
Less: ANI	X	X	$X
COVERAGE Excess/(Shortfall)	$X	$X	$X

3.	Obligor Concentration

Ask management to provide you with an aged listing of the 10 largest obligors (aggregating exposure among affiliated obligors) at month end [Date]. Verify the accuracy of this information on a sample basis by tracing amounts to the summary or detailed aged receivable trial balance. Include the payment terms granted to each obligor in your exhibit. Attach this listing as an exhibit to your report.

Make sure excluded obligors are appropriately identified in the general ledger.

4.	Daily Reports

●	Verify the accuracy of two daily reports with accounting system / general ledger. Select the reports for [Date] and [Date].

●	Determine whether the items shown on the monthly report complies with the terms of the RPA, such as proper calculation of eligible receivables.

i.	Trace line items to supporting documentation (and to the general ledger, if applicable), including tracing cash back to the bank statements. Recalculate line items.

ii.	Prepare a chart of the line items analyzed and a comparison of the company prepared figures to those you recompute. Briefly describe the nature of the supporting documentation for each line item.

●	Is there any unapplied cash that should be considered ineligible?

5.	Aging

●

For [Date] and [Date], obtain the reconciliation of the aging per monthly report to the aged trial balance & the general ledger, and the reconciliation between the general ledger and the Company’s audited or internal financial statements. Describe the nature of any significant reconciling items. Note the timeliness of completion. Summarize each reconciliation and include the details for each significant reconciling item in the report. If unapplied cash is a reconciling item, include the amount in your report, regardless of significance.

●	Include a description of the aging methodology in your report (i.e. DPD or DPI). Describe how unapplied amounts and/or partial payments affect an account’s aging status.

●	Select 40 invoices from among the various aging categories at month end [Date], and:

i.	Determine if the accounts are being properly aged in accordance with the terms and methodology. Note any accounts that may be aged in a non-conforming manner.

ii.

Determine whether the terms of payment on the sale receipt would make the sales receipt ineligible for purchase. If so, determine if the company is properly excluding such invoices from sale to the conduit(s).

iii.

For the sampled invoices, obtain the related documentation pertaining to invoice proof of delivery. Determine that the invoices were issued either coincident with or subsequent to the purchase of goods.

iv.

Prepare a listing of the accounts analyzed with an indication of the aging accuracy, the payment terms as stated on the face of the invoice, which entity the invoice relates to, and reason for delinquency, if any.

v.	Discuss with management the magnitude of accounts/invoices in the aging at the end of [Date] have been extended, modified or restructured.

●

Ask management to provide an aging of debit balances only as of a recent month end (i.e. no credits in the aging buckets). Compare debit balance aging totals to the aging on the monthly report. Recalculate the delinquency ratio based on debit balance aging and compare it to the ratio reported on the monthly report.

6.	Dilution - Credit Memos & Rebills

●

Select 40 credit memos that were issued in the last 2-3 months ending [Date]. Compute BOTH the weighted average dilution horizon (WADH) and the simple average dilution horizon. Prepare a table summarizing the WADH by entity and by type (returns, discounts, allowances, rebates, etc.) of credit memo. In addition, compare this year’s WADH with what was calculated in the prior consulting report.

NOTE: The dilution horizon is defined as the number of days between the original invoice date and the issuance of a credit memo against that invoice.

For credit memos that have resulted in rebills:

●	Determine the number of days lag between 1) the issuance of the original invoice and the issuance of the credit, and 2) the issuance of the credit and the rebill.

●	Highlight in the report any instances where the:

i.	Original invoice was issued in a different month than the credit and rebill,

ii.	Credit and rebill were not issued on the same day.

iii.	Determine how rebills appear in the aging (i.e. is the rebill re-aged or does it appear in the same aging bucket as the original invoice?).

iv.	In the process of performing this test, obtain a description of how rebills (and the related credits) are reflected in the rollforward (i.e. which columns of the rollforward).

●	Trace these rebills through to resolution (i.e. collection, dilution, written-off, past due). In your exhibit, indicate what percentage of the rebilled amount was collected.

●

Scan the general ledger (alternatively, scan the chart of accounts) to determine if there are any general ledger liability accounts which disclose non-cash credits and/or potential offsets to receivables which have not been previously identified and included in the rollforward, such as accruals for sale tax or accruals for rebates issued by check.

7.	Invoice Resolution Test

●

Select a sample of 20 invoices dating from [Date] (three months prior) and trace these invoices through to resolution (i.e. collection, dilution, write-off, or delinquent). Prepare a listing of each invoice analyzed and include this detailed information in an exhibit to your report. Be sure to include the payment terms on the face of invoice your exhibit.

8.	Delinquent Obligors

●

Obtain from management a listing of the 10 obligors that comprise the largest portion of the 91-120 DPD or DPI aging bucket at month end [Date]. Note what actions have been taken by management to expedite payment and the expected resolution. Inquire as to the reasons for material past due amounts. In your report, note whether or not these balances were paid as of the date of fieldwork. Include this analysis as an exhibit to your report.

●

Obtain a listing of the 5 largest accounts that are bankrupt but have not yet been written-off as of [Date]. Ascertain where these accounts are reflected in the aging. Determine how are these accounts are reflected in the Monthly report (i.e. as an ineligible?). Obtain an explanation on the write-off status. Include this analysis as an exhibit to your report.

9.	Write-offs

●

Obtain an understanding of the method used to write off uncollectible accounts (i.e. write off to an accrued allowance account or write off directly to the bad debt expense). Review the appropriate general ledger account (e.g. bad debt allowance account) for conformity with the write offs reported on the Receivables Rollforward. Provide an explanation for any variances noted.

●

Obtain from management the 5 largest write-offs in the 6-12 months ended [Date]. Obtain an explanation for each write-off and determine which aging bucket these receivable amounts were in at the time they were written-off. Be sure to include the date of the write-off in your analysis. Include this analysis as an exhibit to your report.

10.	Conversions to Notes Receivable

●

Obtain from management the 5 largest conversions to notes receivable in the 6-12 months ended [Date]. Obtain an explanation for each conversion and determine which aging bucket these receivable amounts were in at the time they were converted. Be sure to include the date of the conversion in your analysis. Include this analysis as an exhibit to your report.

●	Inquire of management how conversions to notes are reflected in the receivable rollforward.

11.	Collection Methodology

●	Obtain a current listing of the lockbox/collection account(s) into which collections on purchased receivables are deposited. Compare this to the listing presented in the RPA.

●

Examine the most recent bank statement/general ledger reconciliations for the 1-2 largest lockbox/collection account(s), noting the timeliness of completion and materiality of any unreconciled variances. Which entity’s name is on each of these bank statements?

●	Ask management to prepare a schedule for [Date] and [Date] summarizing collections by obligor remittance location.

Location of Remittance:	Bank Name Account Number	[Date]	%	[Date]	%
Account Lender
Collection Account (via Lockbox, Wire Transfer or ACH)		$		$
Company’s office
Other (describe)
TOTAL Deposits per Bank Statements		$		$
Less: Non-AR related Deposits
Subtotal			$100%		$100%
+/- Reconciling items
Total Collections per Monthly Report		$		$

●

Verify the accuracy of the information on the Excel spreadsheet, including customer number and very precise match of customer names to invoices, by tracing the data to the bank statements, accounting records, and the monthly report. Explain any large reconciling items.

●	Sample invoices – receive invoice copies in order to match names.

●

If more than 5% of the collections were not remitted by the obligors directly to one of the lockbox accounts, select an additional sample of 5 of these cash receipts and determine whether these receipts were “deposited into a Collection Account within two (2) Business Days following receipt thereof…”.

12.	Cash Applications Test

●

Select a sample of 30 cash receipts from a recent cash collections report and determine if the cash was applied to the correct invoices and if the paid invoices were promptly removed from the aging. (In your sample, attempt to select one receipt from each of the remittance locations noted in the preceding step.) Compare the customer's payment per the cash report details to the remittance support, in particular, ensuring the exact payer details on the remittance match the client name and invoice, as well as applicable third-party support (e.g. Credit Reporting or Insurance Documentation) and compare the cash application against the appropriate invoice(s) and client account(s) per the Company's systems/ledgers.

●	Check that cash collection swept / applied to repurchase per the documentation on sample day

13.	Credit & Collection Policy / Credit File Review

●

Inquire as to any material changes/updates in the Credit and Collection Policy since the Prior Consulting Procedures. If so, obtain a copy of any revisions. If not, inquire if any changes are being planned.

●

Select 5 credit files for a sample active new receivable obligors (i.e. recently granted credit for the first time) in the last 6-12 months ended [Date]. Test adherence to the company’s Credit Policy, including: proper credit approval, recency/date of financial information (D&B, financial statements), credit references, adherence to credit limit, etc. Prepare a listing of the files analyzed, noting your results and the adequacy of compliance with the required terms

14.	Daily Balances

●

Obtain the daily receivable balances for [Date] and [Date] (OR use daily sales and daily collections to create a pro-forma daily AR balance). Graph this information and include both the underlying data and the graph in your report.

15.	Contras/Payable Concentration

●

Inquire of management regarding any known contra accounts. For any known contra accounts, obtain the receivable balance and the payable balance at month end [Date]. Confirm that any contra offset amounts are included in the ineligible receivables calculation. Attach your analysis as an exhibit to the report.

●

Ask management to provide you with a listing of the 10-20 largest vendors (aggregating exposure among affiliated vendors including any accrued amounts) at month end [Date]. Review this list for potential contra offsets. For each of the large vendors that are also customers (i.e. contras), perform the following:

i.	Verify the accuracy of their payable balance to the summary/detailed payables aging/list.

ii.	Obtain the total amount of purchases made from them over the last 3-12 months.

iii.	IF CONTRAS ARE SIGNIFICANT, obtain their daily payables balance (including accrued amounts) for the last two months ([Date] and [Date]).

iv.	Determine which of these contra offset amounts (if any) are included in the eligible receivables calculation.

v.	Attach your analysis as an exhibit to the report.

16.	Purchasers’ Reliance

●	Determine whether Huntsman Receivables Finance LLC (“Seller”) has/does the following:

i.	Clear identification of Seller’s offices (via signage)

ii.	Obtain and call Seller’s telephone number. Note in your report whether the telephone was answered in the name of the Seller.

iii.

Include in your report the name of the Independent Director and the name of the Independent Director’s employer or, if retired, the name of his most recent employer. Obtain the date and amount of the annual fee that was paid to the Independent Director. Note in your report the bank account that was used to pay this fee and whether or not an inter-company accounting entry to record this expenses was booked to the SPE.

iv.

Review a copy of the minutes from the most recent meeting (or copy of the most recent written consent of directors in lieu of meeting) and include the date of the meeting or written consent in your report.

v.	Does the Seller have stationery, invoices, and checks in its own name?

vi.

Does the Seller maintain a separate bank account to pay its own operating expenses? If so, ensure that the account holder named on the bank statement is the Seller. State whether or not the Independent Director’s fee was paid from this account.

vii.

Does the Seller have a separate general ledger? Obtain a copy of the general ledger for a recent month. Comment on whether it appears from the general ledger that the Seller is operating solely for the limited purpose it was established. Attach a copy of the general ledger as an exhibit to your report.

viii.	Obtain a copy of the Seller’s most recent financial statements. Attach a copy of the financial statements as an exhibit to your report.

ix.	Determine whether or not the Seller is in compliance with the “Required Capital Amount”, as defined in the RSA.

17.	Accounting Entries Relating to the Transaction

●

Determine whether the receivables being transferred were done so in accordance with the RSA and RPA by reviewing the most recent the journal entries made on the books & records of the various entities involved.

i.

Review the entries made on the books & records of the Company and/or the Originators to reflect the sale of the receivables to Huntsman Receivables Finance, LLC (“SPE”). Note whether or not the funds received by Company and /or Originator(s) from the SPE were commensurate with the value of the receivables transferred. What discount rate was used by the Company/Originator? Ask management to provide (ideally in writing) the rationale behind the establishment of the discount rate.

ii.	Review the entries made on the books & records of the SPE to reflect the purchase of receivables from the Originators.

iii.	Review the entries made on the books & records of SPE to reflect the sale of an interest in the receivables to the conduit(s).

18.	Computer Systems & Reporting

●

Determine whether the master data processing records are marked with a legend in accordance with the terms of the RPA to indicate the ownership interest. Ascertain the coding used to identify the purchased receivables on the system. Briefly describe the legend and the coding in your report. Is there a header or note on the aging indicating that the receivables are no longer owned by the Originator (use name defined in the RPA)?

●	How is the fact that the receivables are securitized reflected on the Originator’s (use name defined in the RPA) general ledger?

●

Inquire of management if any significant changes have been made to the computer systems used in servicing the receivables since the prior consulting procedures. If so, document any changes. If not, inquire as to whether any changes are being planned.

●	Document who has write access to the system of record / general ledger and the process by which this access is controlled.

●

Inquire of management when XYZ Company (“Servicer or Originator” – use name defined in the RPA) last tested its disaster recovery plan, what the results were, how any issues were addressed, and when the next disaster recovery test will be conducted.

19.	Internal Audits

●

Inquire if Internal Auditors have performed any reviews of the credit procedures and/or receivable system since the prior consulting procedures. Obtain a copy of any reports, noting in your report any that may pertain to the receivables being purchased. Discuss with the internal auditors any findings they have noted pertaining to the securitized receivables and related areas (i.e. EDP, collections, invoicing or general ledger systems). Discuss with the Internal Auditors their planned schedule of coverage in [Year].

●

Regarding the Sarbanes-Oxley Act requirements, review the Form 10-K filing (Annual report - SEC, EDGAR, or Company’s website) and comment on whether there were deficiencies in Company’s internal controls. Discuss with management steps taken to resolve deficiencies relating to receivables. If Company has not yet filed the required annual report, inquire if the Company has completed its internal documentation and testing of internal controls over financial reporting in accordance with the Sarbanes-Oxley Act requirements. Were any material weaknesses or control deficiencies identified relating to Accounts Receivable

20.	External Audits

●

Discuss with the External Auditors) the results from the receivable confirmation procedures performed in connection with the most recent FYE financial audit of the Servicer or Originator – use name defined in the RPA. If possible, quantify the extent of the coverage and specify the type of procedures used (negative/positive confirmations, subsequent cash receipts), noting any issues.

●

Obtain a copy of the Management Letter (if any) prepared in conjunction with the most recent FYE financial audit of the Servicer. Note any weaknesses identified in the Servicer’s receivable operations and/or related controls (i.e. EDP and general ledger systems). Discuss the current status of these issues with management.

●

Have the external auditors completed their review and re-testing of the Company's internal controls over financial reporting in accordance with the Sarbanes-Oxley Act requirements? Did the external auditor's conclusion differ from the results of management's testing?

21.	Seller/Originator

●

Ask management to provide details regarding any events that may impact the UCC Financing Statement filings such as mergers, acquisitions, asset sales; any changes in corporate names, location of chief executive offices, location of books and records relative to receivables; or evidence of any other UCC filings relating to receivables..

22.	Contract Assignability

●	Ask management to provide details of due diligence carried out to ensure that the contracts can be assigned and there

23.	Asset Verification & Ownership

●

Through management inquiry and observation, assess the Company's ability to mark its data-processing records and system of record with a legend indicating the ownership interest in the receivables sold/pledged under the facility.

●	Inquire of management regarding the controls in place over the receivables portfolio to ensure that each invoice is sold or pledged only once and that no double pledging of receivables occurs.

●

For a sample of 30 eligible receivables, confirm the receivable exists and is owned by the SPV/facility by agreeing the receivable to underlying supporting documentation (invoice, purchase order, shipping/proof-of-delivery, and contract), verify each meets the facility's Eligibility Criteria and observe the noted marking within the Company’s data processing records evidencing ownership by the SPV.

●

For a subset of 5 receivables, perform an independent debtor verification exercise, contacting debtors using contact details obtained independently from the Company wherever possible, using the following approaches (as applicable):

•	Direct callback: Request debtor contact details (name / phone / email) from the Company. Attempt a callback via phone and/or email and note the response (or non-response).

•

Operator-routed callback: Using the contact details from the Company, instead of calling the named contact directly, call the debtor/seller's central operator and ask to be transferred to the named contact. If there is no answer or it routes to voicemail, follow up by email — and confirm the email address provided conforms to appropriate syntax for that debtor/seller's domain.

•

Contact corroboration: In addition to Direct callback or Operator-routed callback, perform limited independent research (e.g., LinkedIn or similar) to confirm whether the provided contact is currently, or was recently, employed by the debtor, and in what role.

•	AP portal verification: If the debtor uses an AP portal, obtain access to verify invoice details and payment status directly.

Annex B - Form of Targeted AUP Audit (Quarterly)

1.	Prior Audit Findings

●

Determine if observations and/or limitations identified during the prior review have been resolved. Consultant with Bank Management regarding any specific observations and/or limitations to be addressed, should such items not be plainly stated in the Observations / Findings Summary of the Prior Consulting Report. Obtain support to confirm the resolution status of each observation. If previously noted limitations remain during the current procedures, obtain from Management a detailed explanation regarding the limitation or the applicability of the request.

2.	Monthly Report – Consolidated / Consolidating

●	Verify the accuracy of the monthly report for [Date].

•	Verify and detail how receivables are identified in system / general ledger so it is clear there is no double counting

•	Determine whether the rollforward, aging, and eligible receivables are accurately stated by tracing line items for the various originators to the consolidating schedule.

•	Recalculate the consolidated ratios in accordance with the definitions in the RPA.

•

Obtain supporting documentation for determining the obligor concentrations. Ascertain that the concentration information was accurately included in the consolidating and consolidated concentration information.

•	Prepare a chart of the line items analyzed and a comparison of the Company prepared figures to those you recompute. Briefly describe the nature of the supporting documentation for each line item.

●	Complete the following summary level chart (rounded to thousands) and include it on the first or second page of your report:

As of [Date] month-end	Per Monthly Report	Per Analysis	Difference
Eligible Receivables	$X	$X	$X
Less: Excess Concentrations	X	X	$ X
NRB	$X	$X	$X
Less: Reserves	X	X	$X
Available Funding Amount	$X	$X	$X
Less: ANI	X	X	$X
COVERAGE Excess/(Shortfall)	$X	$X	$X

3.	Collection Methodology

●	Obtain a current listing of the lockbox/collection account(s) into which collections on purchased receivables are deposited. Compare this to the listing presented in the RPA.

●

Examine the most recent bank statement/general ledger reconciliations for the 1-2 largest lockbox/collection account(s), noting the timeliness of completion and materiality of any unreconciled variances. Which entity’s name is on each of these bank statements?

●	Ask management to prepare a schedule for [Date] summarizing collections by obligor remittance location.

Location of Remittance:	Bank Name Account Number	[Date]	%
Account Lender
Collection Account (via Lockbox, Wire Transfer or ACH)		$
Company’s office
Other (describe)
TOTAL Deposits per Bank Statements		$
Less: Non-AR related Deposits
Subtotal			$100%
+/- Reconciling items
Total Collections per Monthly Report		$

●

Verify the accuracy of the information on the table above by tracing the data to the bank statements, accounting records, and the Selected Servicer Report or the Selected Monthly Collection Period for the Company. Explain any large reconciling items.

●

If more than 5% of the collections were not remitted by the obligors directly to one of the lockbox accounts, select an additional sample of 5 of these cash receipts and determine whether these receipts were “deposited into a Collection Account within two (2) Business Days following receipt thereof…”.

4.	Cash Applications Test

●

Select a sample of 30 cash receipts from a recent cash collections report and determine if the cash was applied to the correct invoices and if the paid invoices were promptly removed from the aging. (In your sample, attempt to select one receipt from each of the remittance locations noted in the preceding step.) Compare the customer's payment per the cash report details to the remittance support, in particular, ensuring the exact payer details on the remittance match the client name and invoice, as well as applicable third-party support (e.g. Credit Reporting or Insurance Documentation) and compare the cash application against the appropriate invoice(s) and client account(s) per the Company's systems/ledgers.

5.	Asset Verification & Ownership

●

Through management inquiry and observation, assess the Company's ability to mark its data-processing records and system of record with a legend indicating the ownership interest in the receivables sold/pledged under the facility.

●	Inquire of management regarding the controls in place over the receivables portfolio to ensure that each invoice is sold or pledged only once and that no double pledging of receivables occurs.

●

For a sample of 30 eligible receivables, confirm the receivable exists and is owned by the SPV/facility by agreeing the receivable to underlying supporting documentation (invoice, purchase order, shipping/proof-of-delivery, and contract), verify each meets the facility's Eligibility Criteria and observe the noted marking within the Company’s data processing records evidencing ownership by the SPV.

●

For a subset of 5 receivables, perform an independent debtor verification exercise, contacting debtors using contact details obtained independently from the Company wherever possible, using the following approaches (as applicable):

•	Direct callback: Request debtor contact details (name / phone / email) from the Company. Attempt a callback via phone and/or email and note the response (or non-response).

•

Operator-routed callback: Using the contact details from the Company, instead of calling the named contact directly, call the debtor/seller's central operator and ask to be transferred to the named contact. If there is no answer or it routes to voicemail, follow up by email — and confirm the email address provided conforms to appropriate syntax for that debtor/seller's domain.

•

Contact corroboration: In addition to Direct callback or Operator-routed callback, perform limited independent research (e.g., LinkedIn or similar) to confirm whether the provided contact is currently, or was recently, employed by the debtor, and in what role.

•	AP portal verification: If the debtor uses an AP portal, obtain access to verify invoice details and payment status directly.

Annex C - Form of Targeted AUP Audit (Monthly)

1.	Monthly Report – Consolidated / Consolidating

●	Verify the accuracy of the monthly report for [Date].

•	Verify and detail how receivables are identified in system / general ledger so it is clear there is no double counting

•	Determine whether the rollforward, aging, and eligible receivables are accurately stated by tracing line items for the various originators to the consolidating schedule.

•	Recalculate the consolidated ratios in accordance with the definitions in the RPA.

•

Obtain supporting documentation for determining the obligor concentrations. Ascertain that the concentration information was accurately included in the consolidating and consolidated concentration information.

•	Prepare a chart of the line items analyzed and a comparison of the Company prepared figures to those you recompute. Briefly describe the nature of the supporting documentation for each line item.

●	Complete the following summary level chart (rounded to thousands) and include it on the first or second page of your report:

As of [Date] month-end	Per Monthly Report	Per Analysis	Difference
Eligible Receivables	$X	$X	$X
Less: Excess Concentrations	X	X	$ X
NRB	$X	$X	$X
Less: Reserves	X	X	$X
Available Funding Amount	$X	$X	$X
Less: ANI	X	X	$X
COVERAGE Excess/(Shortfall)	$X	$X	$X

2.	Collection Methodology

●	Obtain a current listing of the lockbox/collection account(s) into which collections on purchased receivables are deposited. Compare this to the listing presented in the RPA.

●

Examine the most recent bank statement/general ledger reconciliations for the 1-2 largest lockbox/collection account(s), noting the timeliness of completion and materiality of any unreconciled variances. Which entity’s name is on each of these bank statements?

●	Ask management to prepare a schedule for [Date] summarizing collections by obligor remittance location.

Location of Remittance:	Bank Name Account Number	[Date]	%
Account Lender
Collection Account (via Lockbox, Wire Transfer or ACH)		$
Company’s office
Other (describe)
TOTAL Deposits per Bank Statements		$
Less: Non-AR related Deposits
Subtotal			$100%
+/- Reconciling items
Total Collections per Monthly Report		$

●

Verify the accuracy of the information on the table above by tracing the data to the bank statements, accounting records, and the Selected Servicer Report or the Selected Monthly Collection Period for the Company. Explain any large reconciling items.

●

If more than 5% of the collections were not remitted by the obligors directly to one of the lockbox accounts, select an additional sample of 5 of these cash receipts and determine whether these receipts were “deposited into a Collection Account within two (2) Business Days following receipt thereof…”.

3.	Cash Applications Test

●

Select a sample of 30 cash receipts from a recent cash collections report and determine if the cash was applied to the correct invoices and if the paid invoices were promptly removed from the aging. (In your sample, attempt to select one receipt from each of the remittance locations noted in the preceding step.) Compare the customer's payment per the cash report details to the remittance support, in particular, ensuring the exact payer details on the remittance match the client name and invoice, as well as applicable third-party support (e.g. Credit Reporting or Insurance Documentation) and compare the cash application against the appropriate invoice(s) and client account(s) per the Company's systems/ledgers.

4.	Asset Verification & Ownership

●

Through management inquiry and observation, assess the Company's ability to mark its data-processing records and system of record with a legend indicating the ownership interest in the receivables sold/pledged under the facility.

●	Inquire of management regarding the controls in place over the receivables portfolio to ensure that each invoice is sold or pledged only once and that no double pledging of receivables occurs.

●

For a sample of 30 eligible receivables, confirm the receivable exists and is owned by the SPV/facility by agreeing the receivable to underlying supporting documentation (invoice, purchase order, shipping/proof-of-delivery, and contract), verify each meets the facility's Eligibility Criteria and observe the noted marking within the Company’s data processing records evidencing ownership by the SPV.

●

For a subset of 5 receivables, perform an independent debtor verification exercise, contacting debtors using contact details obtained independently from the Company wherever possible, using the following approaches (as applicable):

•	Direct callback: Request debtor contact details (name / phone / email) from the Company. Attempt a callback via phone and/or email and note the response (or non-response).

•

Operator-routed callback: Using the contact details from the Company, instead of calling the named contact directly, call the debtor/seller's central operator and ask to be transferred to the named contact. If there is no answer or it routes to voicemail, follow up by email — and confirm the email address provided conforms to appropriate syntax for that debtor/seller's domain.

•

Contact corroboration: In addition to Direct callback or Operator-routed callback, perform limited independent research (e.g., LinkedIn or similar) to confirm whether the provided contact is currently, or was recently, employed by the debtor, and in what role.

•	AP portal verification: If the debtor uses an AP portal, obtain access to verify invoice details and payment status directly.

SCHEDULE 3 to the
European Servicing Agreement

Location of Records

Huntsman International LLC (as Servicer Guarantor)

10003 Woodloch Forest Drive

The Woodlands

TX 77380
U.S.A.

VANTICO GROUP S.à r.l. (as Master Servicer)

51, Boulevard Grande Duchesse Charlotte

L-1331 Luxembourg

Phone Number: + 352 28 269 681

E-mail: frank_van_opstal@huntsman.com

SCHEDULE 4 to the
European Servicing Agreement

FORM OF ORIGINATOR PERIODIC REPORT

Reporting Group	Operating Company
Reporting Day	Currency

Reporting Item	Value
Opening balance
Gross Sales
Collections
Misdirected Funds: Overpayments
Misrouted payments
Cash settlement c/n's rebates or commissions
Credit Notes for Commissions
Credit Notes for Volume Rebates
Non-Contractual Dilutions – Short Payments
Non-Contractual Dilutions (all other credit notes)
Discounts (No C/N raised)
Write-offs prior to 60 days overdue
Write-offs past 60 days overdue
Cancelled Invoices
Replacement Invoices
Seller Adjustments/Payment Repurchased Receivables
A/P offsets
Other Adjustments
Closing Balance